Execution GOLAR LNG LIMITED 7.500% SENIOR NOTES DUE 2030 INDENTURE DATED AS OF OCTOBER 2, 2025 CITIBANK, N.A., LONDON BRANCH as Trustee 4904-0641-9822 i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1. Definitions................................................................................................................1 Section 1.2. Other Definitions ...................................................................................................37 Section 1.3. Rules of Construction ............................................................................................38 Section 1.4. Limited Condition Transaction ..............................................................................39 ARTICLE II THE NOTES Section 2.1. Form and Dating ....................................................................................................40 Section 2.2. Execution and Authentication ................................................................................41 Section 2.3. Registrar; Paying Agent .........................................................................................42 Section 2.4. Paying Agent to Hold Money ................................................................................42 Section 2.5. Holder Lists ............................................................................................................43 Section 2.6. Book-Entry Provisions for Global Notes ...............................................................43 Section 2.7. Replacement Notes ................................................................................................45 Section 2.8. Outstanding Notes ..................................................................................................46 Section 2.9. Treasury Notes .......................................................................................................46 Section 2.10. Reserved .................................................................................................................46 Section 2.11. Cancellation ...........................................................................................................46 Section 2.12. Defaulted Interest ...................................................................................................46 Section 2.13. Computation of Interest .........................................................................................47 Section 2.14. CUSIP, ISIN and “Common Code” Numbers .......................................................47 Section 2.15. Special Transfer Provisions ...................................................................................47 Section 2.16. Issuance of Additional Notes .................................................................................49 ARTICLE III REDEMPTION AND PREPAYMENT Section 3.1. Notices to Trustee ..................................................................................................50 Section 3.2. Selection of Notes to Be Redeemed.......................................................................50 Section 3.3. Notice of Optional Redemption or Tax Redemption .............................................50 Section 3.4. Effect of Notice of Redemption .............................................................................52 Section 3.5. Deposit of Redemption Price .................................................................................52 Section 3.6. Notes Redeemed in Part .........................................................................................52 Section 3.7. Optional Redemption .............................................................................................52 Section 3.8. Redemption for Tax Reasons .................................................................................54 ARTICLE IV COVENANTS Section 4.1. Payment of Notes ...................................................................................................55 ii Section 4.2. Maintenance of Office or Agency ..........................................................................55 Section 4.3. Provision of Financial Information ........................................................................55 Section 4.4. Compliance Certificate ..........................................................................................58 Section 4.5. [Reserved] ..............................................................................................................58 Section 4.6. Stay, Extension and Usury Laws ...........................................................................58 Section 4.7. Limitation on Restricted Payments ........................................................................58 Section 4.8. Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries ............................................................................................................62 Section 4.9. Limitation on Additional Indebtedness ..................................................................64 Section 4.10. Limitation on Asset Sales ......................................................................................69 Section 4.11. Limitation on Transactions with Affiliates ............................................................73 Section 4.12. Limitation on Liens ................................................................................................75 Section 4.13. Additional Amounts ...............................................................................................76 Section 4.14. Offer to Purchase upon Change of Control Triggering Event ...............................78 Section 4.15. Corporate Existence ...............................................................................................80 Section 4.16. Future Guarantees ..................................................................................................81 Section 4.17. Limitation on Designation of Unrestricted Subsidiaries ........................................81 Section 4.18. Events of Loss ........................................................................................................82 Section 4.19. Effectiveness of Covenants ....................................................................................83 ARTICLE V SUCCESSORS Section 5.1. Consolidation, Merger, Conveyance, Transfer or Lease .......................................84 ARTICLE VI DEFAULTS AND REMEDIES Section 6.1. Events of Default ...................................................................................................86 Section 6.2. Acceleration ...........................................................................................................88 Section 6.3. Other Remedies ......................................................................................................88 Section 6.4. Waiver of Past Defaults .........................................................................................88 Section 6.5. Control by Majority ...............................................................................................88 Section 6.6. Limitation on Suits .................................................................................................89 Section 6.7. Rights of Holders of Notes to Receive Payment ...................................................89 Section 6.8. Collection Suit by Trustee .....................................................................................89 Section 6.9. Trustee May File Proofs of Claim .........................................................................89 Section 6.10. Priorities .................................................................................................................90 Section 6.11. Undertaking for Costs ............................................................................................90 Section 6.12. Noteholder Direction .............................................................................................90 Section 6.13. Restoration of Rights and Remedies ......................................................................92 ARTICLE VII TRUSTEE Section 7.1. Duties of Trustee ....................................................................................................92 Section 7.2. Rights of Trustee ....................................................................................................93 iii Section 7.3. Individual Rights of the Trustee ............................................................................96 Section 7.4. Trustee’s Disclaimer ..............................................................................................96 Section 7.5. Notice of Defaults ..................................................................................................96 Section 7.6. Compensation and Indemnity ................................................................................96 Section 7.7. Replacement of Trustee .........................................................................................97 Section 7.8. Successor Trustee by Merger, Etc. ........................................................................98 Section 7.9. Eligibility; Disqualification ...................................................................................98 ARTICLE VIII DEFEASANCE; DISCHARGE OF THIS INDENTURE Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance ................................99 Section 8.2. Legal Defeasance ...................................................................................................99 Section 8.3. Covenant Defeasance .............................................................................................99 Section 8.4. Conditions to Legal or Covenant Defeasance ......................................................100 Section 8.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions ..........................................................................101 Section 8.6. Repayment to Issuer .............................................................................................101 Section 8.7. Reinstatement .......................................................................................................102 Section 8.8. Discharge .............................................................................................................102 ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER Section 9.1. Without Consent of Holders of the Notes ............................................................103 Section 9.2. With Consent of Holders of Notes .......................................................................104 Section 9.3. Revocation and Effect of Consents ......................................................................105 Section 9.4. Notation on or Exchange of Notes .......................................................................105 Section 9.5. Trustee to Sign Amendments, Etc. ......................................................................105 Section 9.6. Notice to Holders .................................................................................................106 ARTICLE X GUARANTEES Section 10.1. Guarantees............................................................................................................106 Section 10.2. Execution and Delivery of Guarantee ..................................................................107 Section 10.3. Severability ..........................................................................................................107 Section 10.4. Limitation of Guarantors’ Liability .....................................................................108 Section 10.5. Releases................................................................................................................108 Section 10.6. Benefits Acknowledged .......................................................................................109 ARTICLE XI MISCELLANEOUS Section 11.1. Concerning the Trust Indenture Act ....................................................................109 Section 11.2. Notices .................................................................................................................109 Section 11.3. Certificate and Opinion as to Conditions Precedent ............................................111 Section 11.4. Statements Required in Certificate or Opinion ....................................................111

iv Section 11.5. Rules by Trustee and Agents ...............................................................................111 Section 11.6. No Personal Liability of Directors, Officers, Employees and Stockholders .......111 Section 11.7. Governing Law; Consent to Jurisdiction .............................................................112 Section 11.8. No Adverse Interpretation of Other Agreements .................................................112 Section 11.9. Successors ............................................................................................................112 Section 11.10. Severability ..........................................................................................................112 Section 11.11. Execution in Counterparts....................................................................................112 Section 11.12. Table of Contents, Headings, Etc. .......................................................................113 Section 11.13. Acts of Holders ....................................................................................................113 Section 11.14. Force Majeure ......................................................................................................114 Section 11.15. Legal Holidays .....................................................................................................114 Section 11.16. USA PATRIOT Act .............................................................................................114 Section 11.17. Waiver of Jury Trial .............................................................................................114 Exhibits Exhibit A Form of Note Exhibit B Form of Supplemental Indenture to be Delivered by Subsequent Guarantors Exhibit C Form of Certificate to be Delivered in Connection with Transfers Pursuant to Rule 144A Exhibit D Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S This Indenture, dated as of October 2, 2025, is by and between Golar LNG Limited, a Bermuda exempted company (as further defined herein, the “Issuer”) and Citibank, N.A., London Branch as trustee (the “Trustee”), paying agent and registrar. The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Issuer’s 7.500% Senior Notes due 2030 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein) that are subsequently issued subject to the conditions and in compliance with the provisions of this Indenture: ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1. Definitions. “Acquired Indebtedness” means: (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary; and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person. “Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture whether or not they bear the same CUSIP number. “Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Agent” means any Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture. “amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of: 2 (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of such Note at October 2, 2027 (such redemption price being set forth in the table appearing in Section 3.7(b)) plus (ii) all required interest payments (in each case excluding accrued and unpaid interest to such redemption date) due on such Note through October 2, 2027, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over (b) the principal amount of such Note. For the avoidance of doubt, the Trustee, in any of its capacities, shall not be responsible for the calculation of the Applicable Premium. “asset” means any asset or property, including, without limitation, Equity Interests. “Asset Acquisition” means: (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business), or (3) the acquisition by the Issuer or any Restricted Subsidiaries of one or more FLNG Units or other material assets outside the ordinary course of business. “Asset Sale” means: (a) any sale, conveyance, transfer, lease, license, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation), of any assets of the Issuer or any of its Restricted Subsidiaries, including, without limitation, Equity Interests in any Person, other than in the ordinary course of business; or (b) any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.9) to any Person other than the Issuer or any Restricted Subsidiary (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “transfer”). For purposes of this definition, the term “Asset Sale” shall not include: 3 (1) transfers of cash or Cash Equivalents; (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 4.14 or Section 5.1; (3) Permitted Investments and Restricted Payments permitted under Section 4.7; (4) the creation of or realization on any Lien not prohibited under this Indenture and any transfer of assets resulting from the enforcement or foreclosure of any such Lien; (5) sales or grants of licenses or sublicenses to use the patents, trade secrets, know- how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries; (6) a transfer of inventory in the ordinary course of business; (7) a transfer of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements or transfers or dispositions of rights in respect of judgments, lawsuits or other claims; (8) transfers of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in, joint venture agreements or any similar binding arrangements; (9) the transfer of assets received in settlement of debts accrued in the ordinary course of business; (10) (a) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind and (b) any transfers of property or assets effected as part of a closure or buyout of a pension or other defined benefit plan or in furtherance of a recovery plan in support of any such pension or other defined benefit plan; (11) transfers of Equity Interests in or Indebtedness of an Unrestricted Subsidiary; (12) any issuance or sale of Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary; provided that, in the case of such an issuance by a non-wholly owned Restricted Subsidiary, such issuance may also be made to any other owner of Equity Interests of such non-wholly owned Restricted Subsidiary based on such owner’s relative ownership interests (or lesser share) of the relevant class of Equity Interests; (13) any transfer or series of related transfers that, but for this clause (13), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million per occurrence;

4 (14) the demise, bareboat charter, other charter, lease or right to use of any FLNG Unit in the ordinary course of business; (15) transfers of property subject to casualty or condemnation proceedings (or similar events); (16) leases and subleases of real or personal property in the ordinary course of business and not interfering in any material respect with the business of the Issuer and its Restricted Subsidiaries, taken as a whole; (17) the transfer of Equity Interests in a Subsidiary that becomes a Local Content Entity as a result of such transfer to one or more Persons referred to in clause (b) of the definition of “Local Content Entity”; (18) transfers of equipment, personal property, fixtures or other assets that are either (i) obsolete, worn-out or no longer used or useable in the ordinary course of business for their intended purposes, or (ii) replaced by equipment, personal property, fixtures or assets of comparable suitability within 365 days of such transfer, including, but not limited to, the transfer of any boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts, heat exchangers, pumps, filters, piping, flare stack, drums, towers, pipe racks, generators, steam turbines, loading arms, quick release hooks, sea chests, transformers, cabling, electrical cabinets, safety and control cabinets, computers, safety gear, lifeboats, liferafts, winches, davits, cranes, valves, thrusters or any other appurtenances of any FLNG Unit that are no longer useful, necessary, profitable or advantageous in the operation of such FLNG Unit; (19) dispositions of accounts receivable and related assets to a Securitization Subsidiary or to banks, investment banks, insurance companies, mutual funds or other institutional lenders in connection with a Permitted Receivables Financing; and (20) abandoning, failing to maintain, allowing to lapse or otherwise disposing of Intellectual Property rights that are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole, or that the Issuer or any Restricted Subsidiary determines, in its reasonable business judgment, are not economically practicable to maintain. “Asset Swap” means any transaction or series of related transactions pursuant to which the Issuer and/or one or more Restricted Subsidiaries shall exchange, with a Person that is not an Affiliate, one or more Permitted Business Assets owned by them for one or more Permitted Business Assets owned by such Person; provided that any cash or Cash Equivalents received in connection with an Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 4.10. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws. 5 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person”(as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock, unit or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until consummation of the transactions or, as applicable, series of related transactions contemplated by such agreement. “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body. “Bond Terms for the Existing Nordic Bonds due 2029” means the Bond Terms For Golar LNG Limited 7.75% senior unsecured bonds USD 500,000,000 2024/2029, dated September 17, 2024, pursuant to which $300 million Nordic Bonds due 2029 have been issued and pursuant to which an additional $200 million Nordic Bonds due 2029 may be issued. “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York, Bermuda, London, United Kingdom or in the place of payment, are authorized or required by law, regulation or executive order to close. “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class, of share capital, capital stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest. “Cash Equivalents” means: (1) marketable obligations issued or directly and fully guaranteed or insured by the governments of the United States, the United Kingdom, any member state of the European Union, Canada, Japan, Singapore, Australia or New Zealand or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof; (2) demand and time deposits and certificates of deposit of any lender under any Debt Facility or any Eligible Bank organized under the laws of the United States, any state thereof, the District of Columbia, or any country that is a member of the Organization for Economic Cooperation and Development, or a U.S. branch of any other Eligible Bank maturing within one year of the date of acquisition thereof; (3) commercial paper and Eurocommercial paper rated at least A1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody’s, at least an F-1 by Fitch or an equivalent rating by a nationally recognized rating agency if each of S&P, Moody’s and Fitch 6 cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof; (4) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time; (5) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, the United Kingdom, any member state of the European Union or Canada, Japan, Singapore, Australia or New Zealand or by any political subdivision or taxing authority thereof, rated at least A by Moody’s or S&P and having maturities of not more than one year from the date of acquisition; (6) investments in money market or other funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above; (7) demand deposit accounts maintained in the ordinary course of business; and (8) in the case of the Issuer or any Subsidiary of the Issuer organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which the Issuer or such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above. “Change of Control” means the occurrence of any of the following events after the Issue Date: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) other than a Restricted Subsidiary; (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares. Notwithstanding the preceding or any provision of Section 13(d)-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total 7 voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors of such parent entity. Notwithstanding the preceding, (a) a transaction will not be deemed to involve a Change of Control if (i) the Issuer becomes a direct or indirect wholly owned Subsidiary of a Parent Company and (ii) immediately following that transaction no Person (other than a Parent Company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Parent Company (or its general partner, if applicable), and (b) (i) a conversion of the Issuer or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or (ii) an exchange of all the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity each shall not constitute a Change of Control, so long as immediately following such conversion or exchange or transaction no “person” Beneficially Owns more than 50% of the Voting Stock of such entity (or its general partner, if applicable). No Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated. Notwithstanding anything to contrary under this Indenture, the entry by the Issuer or any Restricted Subsidiary into any one or more bareboat charter party agreements, tolling agreements or the demise, other charter, lease or other right to use of any of the Issuer’s or the Restricted Subsidiaries’ FLNG Units, in each case, in the ordinary course of business shall not be deemed to involve a Change of Control. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes. “Client Money Rules” means the FCA Rules in relation to client money from time to time. “Code” means the United States Internal Revenue Code of 1986, as amended. “Common Shares” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common shares or common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common shares or common stock. “Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of: (1) Consolidated Net Income, plus (2) without duplication, (a) the amount of net cost savings, operating expense reductions and synergies projected by the Issuer in good faith to be realized as a result of

8 specified actions taken or to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amounts added to Consolidated Cash Flow pursuant to this clause (2)(a) in any such period, together with any such amounts added to Consolidated Cash Flow pursuant to clause (3)(g) below, shall not exceed 15% of Consolidated Cash Flow for such period (calculated before giving effect to the adjustment set forth in this clause (2)(a)), (b) gains, losses and non-cash charges related to the cancellation of debt, swaps and/or other derivatives, (c) any non-cash adjustments and charges stemming from the application of fresh start accounting, (d) transaction expenses and integration costs incurred in connection with any acquisition or disposition and (e) non-cash charges and expenses relating to employee benefit plans, management incentive plans, equity compensation plans or other stock- based compensation arrangements, plus (3) in each case only to the extent deducted in determining Consolidated Net Income, (a) Consolidated Income Tax Expense, (b) Consolidated Amortization Expense, (c) Consolidated Depreciation Expense, (d) Consolidated Interest Expense, (e) net cash proceeds from business interruption insurance or reimbursement of expenses received related to any acquisition or disposition, (f) charges, costs or losses attributable to severance in connection with any undertaking or implementation of restructurings (including any tax restructuring), cost savings initiatives and cost rationalization programs, business optimization initiatives, systems implementation, termination or modification of material contracts, entry into new markets, strategic initiatives, expansion or relocation, consolidation of any facility, modification to any pension and post-retirement employee benefit plan, software development, new systems design, project startup, consulting, business integrity and corporate development; provided that the aggregate amount of cash charges, costs or losses under this clause (3)(f), together with any amounts added to Consolidated Cash Flow pursuant to clause (2)(a) above, shall not exceed 15% of Consolidated Cash Flow for such period (calculated before giving effect to the adjustment set forth in clause (2)(a) above and this clause 3(f)), and (g) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period. 9 “Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Income Tax Expense” for any period means the provision for taxes of the relevant Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to: (1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date (subject to the provison below), as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four- Quarter Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on the Transaction Date pursuant to the provisions described in Section 4.9(b), other than those provisions that are based on a ratio; and (2) any Asset Sale or other material disposition of assets outside the ordinary course of business or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines. If the Issuer or any Restricted Subsidiary is a party to a Qualified Contract with respect to an FLNG Unit that is already in commercial operation (or is under construction or conversion and is expected to commence operations within the next 12 months as determined in good faith 10 by the Issuer’s Chief Executive Officer or Chief Financial Officer), then Consolidated Cash Flow may be calculated on a pro forma basis after giving effect to the Consolidated Cash Flow to be generated from such Qualified Contract (“Contractual Consolidated Cash Flow”), as if such Qualified Contract was in effect from the first day of the Four Quarter Period, as follows: (1) the amount of Consolidated Cash Flow attributable to such Qualified Contract shall be calculated in good faith by the Issuer’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Treasurer; (2) the amount of Consolidated Cash Flow shall be the lesser of the Consolidated Cash Flow derived on a pro forma basis from revenues for (i) the first full year of the Qualified Contract (or, if later, the first full year following such date of determination) and (ii) the average of the Consolidated Cash Flow of each year of such Qualified Contract for the term of the Qualified Contract; and (3) with respect to any expenses attributable to an FLNG Unit, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation; provided that if such FLNG Unit was generating Consolidated Cash Flow in such Four Quarter Period (“Actual Consolidated Cash Flow”), then the Issuer may in its discretion include within Consolidated Cash Flow for such Four-Quarter Period, either (i) Contractual Consolidated Cash Flow or (ii) Actual Consolidated Cash flow, but not both, and if no election is made by the Issuer, then Actual Consolidated Cash Flow shall be used and not Contractual Consolidated Cash Flow. In calculating Consolidated Interest Expense for purposes of this Consolidated Interest Coverage Ratio: (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. “Consolidated Interest Expense” for any period means the sum, without duplication, of (a) the total interest expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication: 11 (1) imputed interest on Finance Lease Obligations; (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings; (3) the net costs associated with Hedging Obligations related to interest rates; (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses; (5) the interest portion of any deferred payment obligations; (6) all other non-cash interest expense; (7) capitalized interest; (8) all dividend payments on any series of Disqualified Equity Interests or Designated Preferred Stock of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests to the extent payable in Qualified Equity Interests of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer); (9) all interest payable with respect to discontinued operations; (10) and any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a Permitted Receivables Financing but excluding and other charges associated with any receivables financing and any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting; and (11) all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness minus (b) interest income of the referent Person. Notwithstanding the foregoing, the interest component of any lease that is not a Finance Lease Obligation will not be included in Consolidated Interest Expense. “Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication: (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except (i) to the extent that cash in an amount equal to any such income or other return on investment has actually been received by such Person or to any of its Restricted Subsidiaries or (ii) the amount of any loans repaid by such other Person to such Person or to any of its Restricted Subsidiaries during such period, as the case may be;

12 (2) except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary; (3) the net income of any Unrestricted Subsidiary or variable interest entity except to the extent of (i) the amount of dividends or distributions or other return on investment actually paid in cash during such period by such Unrestricted Subsidiary or variable interest entity to the Issuer or to any of its Restricted Subsidiaries (or to the extent non-cash dividends or distributions are received and converted into cash by the Issuer or any of its Restricted Subsidiaries during such period), as the case may be and (ii) the amount of any loans repaid by such Unrestricted Subsidiary or variable interest entity to the Issuer or to any of its Restricted Subsidiaries, as the case may be; (4) the net income (but not loss) of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement or instrument applicable to that Subsidiary (other than by the terms of any Indebtedness of such Restricted Subsidiary outstanding pursuant to Section 4.9) except to the extent such income is actually paid in cash during such period by such Restricted Subsidiary to the Issuer or another Restricted Subsidiary (or to the extent non-cash dividends or distributions are received and converted into cash by the Issuer or any of its Restricted Subsidiaries during such period); (5) any (i) non-cash compensation charge or expense arising from any issue or grant of shares or stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (6) non-cash gains and losses due solely to fluctuations in currency values, (7) the cumulative effect of any change in accounting principles or policies; (8) (A) any costs, expenses or charges (including advisory, legal and professional fees) related to any issuance of debt or equity, investments, acquisition, disposition, recapitalization or incurrence, amendment, waiver, modification, extinguishment or refinancing of any Indebtedness, whether or not consummated, including such fees, expenses or charges related to the offering of the Notes and any Debt Facilities, (B) any costs, expenses or charges relating to the offering of the Notes, and (C) legal settlement expenses; (9) non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and (10) write-ups, write-downs or other non-cash impairments of goodwill or other assets. 13 “Consolidated Total Assets” means, with respect to the Issuer and its Restricted Subsidiaries, the amount which, in accordance with GAAP, would is forth under the caption “Total Assets” (or any like caption) on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP. “Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) (i) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries minus (ii) unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, as of the end of the Four-Quarter Period immediately preceding the date of determination to (2) Consolidated Cash Flow of the Issuer for such Four-Quarter Period, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio.” “Consolidated Total Indebtedness” means, as at any date of determination, the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis. “Contract” means any agreement, concession or other commercial arrangement of any kind (whether now existing or hereafter entered into) that relates to or governs (i) the employment, use, hire, charter, lease or disposition of any FLNG Unit, (ii) the supply, purchase, storage, processing, tolling, marketing, sale, offtake or transportation of LNG or other products, or engagement in other commercial activities, involving any FLNG Unit, (iii) any rights to feedstock gas, interconnection or use of associated infrastructure (including marine facilities, jetties, pipelines and storage) related to any FLNG Unit’s operations, (iv) the ownership, development, construction, conversion, financing, insurance, maintenance, repair or operation of any FLNG Unit, (v) the procurement or provision of services (including EPC, O&M or technical services) related to any FLNG Unit, or (vi) any asset, right or revenue stream (including rights to payment, receivables or proceeds arising therefrom) related to any FLNG Unit; provided, however, that “Contract” shall not include any Internal Charter. “Corporate Trust Office” means the offices of the Trustee at which at any time its corporate trust business shall be principally administered, which office as of the date hereof is located at Citigroup Centre, Canada Square, London E14 5LB, United Kingdom, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer). “Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or variable interest entity, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings. “Debt Facility” or “Debt Facilities” means one or more debt facilities or other credit agreements, indentures or commercial paper facilities providing for revolving credit loans, debt 14 securities, capital markets financings, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors. “Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default. “Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References. “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration. “Designated Preferred Stock” means Preferred Stock of the Issuer that is designated as such by the Issuer pursuant to an Officer’s Certificate. “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity 15 Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to Section 4.10 and Section 4.14, respectively. “dollars,” “U.S. dollars” or “$” means lawful money of the United States. “DTC” means The Depository Trust Company and any successor. “Eligible Bank” means any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $250.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization. “Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Shares, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible or exchangeable for any combination of Equity Interests and/or cash or Cash Equivalents, regardless of whether such debt securities include any right of participation with Equity Interests. “Event of Loss” means any of the following events: (1) the actual or constructive total loss of any FLNG Unit or the agreed or compromised total loss of any FLNG Unit; (2) damage to any FLNG Unit to an extent, determined in good faith by the Issuer within 90 days after the occurrence of such damage, as shall make repair thereof uneconomical or shall render such FLNG Unit permanently unfit for normal use (other than obsolescence); or (3) the capture, arrest, detention, condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of any FLNG Unit that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (a) in the event of the actual total loss of any FLNG Unit, on the date of such loss, or if such date is unknown, on the date such FLNG Unit was last reported; (b) in the event of a constructive, agreed or compromised total loss of any FLNG Unit, on the date of determination of such total loss determined in good faith by the Issuer;

16 (c) in the case of any event referred to in clause (2) above, upon the such date of determination; or (d) in the case of any event referred to in clause (3) above, on the date that is six months after the occurrence of such event. “Event of Loss Proceeds” means all cash compensation, damages and other payments (including insurance proceeds) received by the Issuer or its Subsidiaries from any Person, including any governmental authority, with respect to or in connection with an Event of Loss, net of costs incurred in collecting such payments. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Existing Convertible Notes” means the 2.75% Convertible Senior Notes due 2030 with an aggregate principal amount outstanding of $575 million on the Issue Date. “Existing Nordic Bonds due 2025” means the 7.00% senior unsecured bonds USD 300,000,000 2021/2025. “Existing Nordic Bonds due 2029” means the 7.75% senior unsecured bonds USD 500,000,000 2024/2029, with an aggregate principal amount outstanding of $300 million on Issue Date issued pursuant to the Bond Terms for the Existing Nordic Bonds due 2029. “Existing Nordic Bonds” means the Existing Nordic Bonds due 2025 and the Existing Nordic Bonds due 2029. “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Issuer. “FCA” means the Financial Conduct Authority or any regulatory authority that may succeed it as a United Kingdom regulator. “FCA Rules” means the rules established by the FCA in the FCA's handbook of rules and guidance from time to time. “Finance Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases that are classified as financing leases (and not operating leases) required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP. “Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof. “FLNG Gimi” means the floating liquefaction unit “Gimi”. “FLNG Hilli” means the floating liquefaction unit “Hilli Episeyo”. 17 “FLNG Mark II” means the floating liquefaction unit “MKII” currently under conversion. “FLNG Unit” means FLNG Gimi, FLNG Hilli, FLNG Mark II or any new vessel acquired, constructed or converted by the Issuer or a Restricted Subsidiary the primary purpose of which is the recovery, liquefication, storage, transportation, and/or transfer of LNG. “Four-Quarter Period” means the most recently ended four-fiscal quarter period of the Issuer for which internal financial statements are available. “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. “Gimi Credit Facility” means the term loan facility provided by the senior secured term loan facility agreement dated as of October 24, 2019 among Gimi MS Corporation, as borrower, ABN Amro Bank NV, Clifford Capital, ING Bank N.V, and Natixis, as mandated lead arrangers, the financial institutions listed therein as lenders, and ING Bank N.V., as facility agent and security trustee, as amended prior to the Issue Date. “Global Note Legend” means the legend identified as such in Exhibit A. “Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee. “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings. “Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such guarantees. “Guarantors” means each Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture. “Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices, either generally or under specific contingencies. “Holder” means any registered holder, from time to time, of the Notes. “incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person 18 existing at the time such Person becomes a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness. “Indebtedness” of any Person at any date means, without duplication: (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments; (3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions; (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than six months after such property is acquired or services are provided; (5) all Finance Lease Obligations of such Person (but not any lease that is not a Finance Lease Obligation); (6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; (8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person; (9) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and (10) the amount of any obligations under a Permitted Receivables Financing to which such Person is a party; if and to the extent that any of the foregoing items (other than letters of credit, Hedging Obligations and any Permitted Receivables Financing) would appear on a balance sheet of such Person in accordance with GAAP; provided that the definition of “Indebtedness” shall not include: (i) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller of such asset; (ii) customary cash pooling and cash management practices and other intercompany indebtedness 19 having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) incurred in the ordinary course of business; (iii) deferred compensation, trade payables and accrued expenses arising in the ordinary course of business, deferred taxes, obligations assumed or liabilities incurred under Contracts or other forms of service agreements in the ordinary course of business (e.g., bid bonds, performance guarantees, and pre-paid hire under Contracts or similar contracts which have not yet been earned), or obligations in respect of Equity Interests that do not constitute Disqualified Equity Interests; (iv) liabilities resulting from endorsements of instruments for collection in the ordinary course of business; (v) any indebtedness with respect to which cash or Cash Equivalents in an amount sufficient to repay in full the principal and accrued interest on such indebtedness has been escrowed with the trustee or other depository for the benefit of the lenders or holders in respect of such indebtedness but only to the extent the foregoing constitutes a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness; (vi) any repayment or reimbursement obligation of a Person or any of its Restricted Subsidiaries, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness and (vii) Indebtedness of consolidated variable interest entities (within the meaning of GAAP) of a Person shall not be deemed Indebtedness of any Person or any of its Subsidiaries. For purposes of this Indenture, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person. The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. “Indenture” means this Indenture, as amended or supplemented from time to time. “Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Restricted Subsidiary’s business. “Internal Charter” means any charter or other contract respecting the use or operations of any FLNG Unit between any Restricted Subsidiary that is a FLNG Unit owner (or an Internal Charterer of such FLNG Unit), on the one hand, and any Internal Charterer, on the other hand. “Internal Charterer” means the Issuer or any Restricted Subsidiary that is not the owner of the relevant FLNG Unit and that is a party to any contract in respect of a FLNG Unit.

20 “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by Fitch, and BBB- (or the equivalent) by S&P, in each case, with a stable or better outlook. “Investments” of any Person means: (1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); (3) all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and (4) the Designation of any Subsidiary as an Unrestricted Subsidiary. Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.17. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments. “Issue Date” means October 2, 2025, the date on which the Initial Notes are originally issued. “Issuer” means Golar LNG Limited, a Bermuda exempted company, and any successor Person resulting from any transaction permitted by Section 5.1. “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), assignment, assignment by way of security, pledge, lease, easement, restriction, covenant, charge, security interest or similar encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement. “Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), whose consummation is not conditioned on the availability of, or on 21 obtaining, third-party financing (or, if such a condition does exist, the Issuer or any Restricted Subsidiary would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third-party financing not having been available or obtained) and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “Limited Recourse Debt” means Indebtedness (including any Indebtedness in respect of a Sale and Lease-Back Transaction) incurred by a Restricted Subsidiary that has no material assets or operations other than those related to the FLNG Units referred to below for the purpose of financing the purchase price of one or more FLNG Units, as and to the extent permitted pursuant to clause (16) of Section 4.9(b), which Indebtedness may be secured by Liens on such FLNG Units and on any other assets acquired with the proceeds of such Indebtedness pursuant to clause (33) of the definition of “Permitted Liens” and any related assets related to the operation of such FLNG Units, including related Contracts, and the sole recourse of the holder of such Debt shall be to the Restricted Subsidiary that is the obligor of such Debt, to the assets permitted to secure such Debt pursuant to clause (33) of the definition of “Permitted Liens” (including the Capital Stock in such Restricted Subsidiary), and such holder shall have no recourse to the Issuer or any other Restricted Subsidiary, or to any other of their respective assets (other than such Capital Stock); provided that such Indebtedness may be guaranteed on an unsecured basis by the Issuer. “Local Content Entity” means any Affiliate of the Issuer (a) that owns or is contemplated to own an FLNG Unit or that is a party to or contemplated to be a party to a bareboat charter party agreement or any demise, other charter, lease or other right to use of an FLNG Unit owned by it or by the Issuer, any Restricted Subsidiary or another Local Content Entity and (b) the Equity Interests of which is jointly owned by the Issuer or any Restricted Subsidiary(ies) and any other Person(s) that is (are) required or necessary under local law or custom to own the Equity Interests in the Local Content Entity as a condition for (i) the operation of an FLNG Unit in such jurisdiction, (ii) the ownership of any asset owned, or contemplated to be acquired, by such entity in such jurisdiction or (iii) the business transacted, or contemplated to be transacted, by such entity in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs. “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business. “Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of: 22 (1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale; (2) provisions for taxes paid or payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements); (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon; (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds. “Net Short” means, with respect to a holder of Notes or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer, any Guarantor or any Parent Company immediately prior to such date of determination. “Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary or variable interest entity as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind through any undertaking, agreement or instrument that would constitute Indebtedness, except for Customary Recourse Exceptions, or (b) is directly or indirectly liable as a guarantor or otherwise, except in each case with pledges of Equity Interests in an Unrestricted Subsidiary or a Restricted Subsidiary whose assets consist of direct or indirect Equity Interests of an Unrestricted Subsidiary. “Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto. “Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture. 23 “Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness. “Offering Memorandum” means the Issuer’s offering memorandum, dated September 25, 2025, relating to the offer and sale of the Initial Notes. “Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, Managing Director, the Treasurer or the Secretary. “Officer’s Certificate” means a certificate signed by one Officer that meets the requirements of Section 11.4 of this Indenture. “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer. “Parent Company” means any Person that is or becomes after the Issue Date a direct or indirect parent (which may be organized as, among other things, a partnership) of the Issuer. “Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Restricted Subsidiary that is not Subordinated Indebtedness. “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary. “Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Notes on behalf of the Issuer. “Payment Default” means any default in payment of amounts when due on the Notes, without giving effect to any grace period. “Performance References” means any one or more of the Issuer, the Guarantors or any Parent Company. “Permitted Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Issuer or the Restricted Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the foregoing as determined in good faith by the Issuer. “Permitted Business Asset” means (a) one or more FLNG Units, (b) the Equity Interests of a Person owning one or more FLNG Units and/or (c) any other asset that is useful in the business of the Issuer or its Restricted Subsidiaries. “Permitted Business Investment” means Investments in any Person (including an Unrestricted Subsidiary, variable interest entity or joint venture) engaged in Permitted Business. “Permitted Investment” means:

24 (1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or Local Content Entity or that will merge or consolidate into the Issuer or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation; (2) Investments in the Issuer by any Restricted Subsidiary; (3) [Reserved] (4) Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; (5) Investments in cash, Cash Equivalents, U.S. Treasury securities, government securities of the United Kingdom, any member state of the European Union, Norway, Singapore, Japan, Canada, Australia and New Zealand, investment grade corporate debt securities or any fund invested primarily in the foregoing; (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired, and advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property, in each case in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties; (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 or a transaction excluded from the definition of Asset Sale; (9) lease, utility and other similar deposits in the ordinary course of business; (10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments; (11) Investments in Unrestricted Subsidiaries or joint ventures not to exceed the greater of (x) $100.0 million and (y) 2.0% of the Issuer’s Consolidated Total Assets determined at the time of Investment; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that later becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary; 25 (12) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted in accordance with Section 4.9; (13) repurchases of, or other Investments in the Notes or other Indebtedness of the Issuer and its Restricted Subsidiaries; (14) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted hereunder; (15) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Builder Basket; (16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (16) since the Issue Date and then outstanding, do not exceed the greater of (x) $100.0 million and (y) 2.0% of Consolidated Total Assets; (17) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business, and any Permitted Letters of Credit; (18) Investments made in accordance with recovery plans to support defined benefit plans or pension schemes sponsored by the Issuer or any Restricted Subsidiary; (19) Permitted Business Investments; and (20) in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing. In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 4.7. “Permitted Letters of Credit” means letters of credit issued in the ordinary course of business in connection with the construction, conversion, employment or operation of FLNG Gimi, FLNG Hilli, FLNG Mark II or other FLNG Units. “Permitted Liens” means the following types of Liens: (1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings; 26 provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP; (2) Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole; (3) (i) pledges or deposits made in connection therewith in the ordinary course of business in connection with obligations of the type described in Section 4.9(b)(7) and (ii) Liens incurred in connection with or for the benefit of defined benefit plans or pension schemes sponsored by the Issuer or its Restricted Subsidiaries; (4) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums or in respect of reimbursement or indemnification obligations to insurance carriers; (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (6) Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (7) minor defects, irregularities and deficiencies in title to, and easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within areas covered by, and other rights in real property in favor of the Issuer or any Restricted Subsidiary, in each case which do not interfere with the ordinary conduct of business, and which do not materially detract from the value of the property which they affect; (8) (i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof, and (ii) Liens securing Indebtedness represented by letters of credit, bankers’ acceptances, letters of guaranty and similar credit transactions (or reimbursement agreements in respect thereof); 27 (9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff; (10) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; (11) any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary not in violation of this Indenture; (12) the filing of financing statements under the Uniform Commercial Code solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation; (13) Liens securing the Notes and any Guarantee; (14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; (15) Liens securing Specified Cash Management Agreements entered into in the ordinary course of business; (16) Liens in favor of the Issuer or a Restricted Subsidiary; (17) [Reserved] (18) Liens arising pursuant to Purchase Money Indebtedness or Finance Lease Obligations; provided that (i) the Indebtedness (including any fees and expenses incurred in connection therewith) secured by any such Lien (including refinancings thereof) does not exceed 100.0% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Indebtedness (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Restricted Subsidiary; (19) Liens securing Acquired Indebtedness; provided that such Indebtedness was not initially incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and such Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

28 (20) Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof); (21) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary, any variable interest entity or any joint venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary, variable interest entity or joint venture; (22) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.9; (23) (i) sales or grants of licenses or sublicenses of (or other grants of rights to use or exploit) licenses of Intellectual Property (x) existing as of the Issue Date, or (y) between or among the Issuer and its Restricted Subsidiaries or between or among any of the Restricted Subsidiaries, or (ii) licenses of Intellectual Property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary; (24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; (25) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee; (26) Liens existing on the Issue Date; (27) Permitted Maritime Liens; (28) other Liens with respect to obligations which do not in the aggregate exceed at any time outstanding the greater of (i) $50.0 million and (ii) 1.0% of the Issuer’s Consolidated Total Assets determined at the time of incurrence; (29) Liens to secure Permitted Indebtedness recorded as finance leases in accordance with GAAP; (30) any right of set-off arising under common law or by statute or customary account documentation; (31) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (13), (18), (19), (20), (26), (28) and this clause (31); provided that such Liens do not extend to any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and the amount of such Indebtedness is not 29 increased except as necessary to pay accrued and unpaid interest, premiums, fees or expenses in connection with such refinancing; (32) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing; and (33) (w) Liens on assets acquired with the proceeds of Indebtedness or Indebtedness incurred within 365 days of the acquisition of such assets (including Refinancing Indebtedness in respect thereof) pursuant to Section 4.9(b)(16) and, with respect to such Indebtedness, (x) Liens on the Capital Stock of the Restricted Subsidiary that directly owns such assets, Liens on the insurances in respect of such assets or the operation thereof and Liens on any Contract, bank account, earnings and intercompany loans relating to such assets, (y) Liens on Equity Interests of a Project Subsidiary or a Restricted Subsidiary whose only material assets consist of direct or indirect Equity Interests of a Project Subsidiary and (z) Liens on other assets and property owned by any such Restricted Subsidiary that are used in the operation, maintenance or repair of such assets acquired with the proceeds of such Indebtedness, and in respect of the foregoing, proceeds, improvements, refurbishments, additions and improvements thereto or which are incidental thereto, which Liens, in each case, secure only such Indebtedness. If any Liens securing obligations are incurred to refinance Liens securing obligations initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Total Assets, and such refinancing would cause the percentage of Consolidated Total Assets to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus any accrued and unpaid interest on the Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness. “Permitted Maritime Liens” means, at any time with respect to an FLNG Unit: (1) Liens for crews’ wages (including the wages of the master of the FLNG Unit) that are discharged in the ordinary course of business and have accrued for not more than ninety (90) days unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the FLNG Unit to sale, forfeiture or loss; (2) Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of the FLNG Unit, the master of the FLNG Unit or a charterer or lessee of such FLNG Unit, which in each case have accrued for not more than ninety (90) days unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or 30 relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the FLNG Unit to sale, forfeiture or loss; (3) shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, or rebuilding the FLNG Unit (other than those referred to in clauses (1) and (2) above), including maritime Liens for necessaries, which in each case have accrued for not more than ninety (90) days unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the FLNG Unit to sale, forfeiture, or loss; (4) Liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the Issuer or relevant Restricted Subsidiary with the appropriate court or other tribunal to prevent the arrest or secure the release of the FLNG Unit from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the FLNG Unit to sale, forfeiture, or loss; (5) Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and (6) Liens for charters or subcharters or leases or subleases not prohibited under this Indenture. “Permitted Receivables Financing” means any receivables financing or factoring facility, including (i) an arrangement for the sale of receivables or (ii) an arrangement pursuant to which a Securitization Subsidiary purchases, otherwise acquires or receives Lien on accounts receivable of the Issuer or any Restricted Subsidiaries and enters into a third party financing thereof on customary terms that are fair and reasonable to the Issuer and its Restricted Subsidiaries. “Person” means any individual, corporation, company, exempted company, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind. “Preferred Stock” means, with respect to any Person, any and all preferred or preference shares or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up. “principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes. 31 “Project Subsidiary” means any present or future Restricted Subsidiary of the Issuer: (a) the Capital Stock or the assets of which have been acquired primarily by means of Non-Recourse Debt; and (b) the principal business of which involves the ownership, acquisition, construction, creation, development, improvement, maintenance and/or operation of an asset, or any associated rehabilitation works which has been or is intended to be primarily financed with Non-Recourse Debt. “Purchase Money Indebtedness” means Indebtedness, including Finance Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing or refinancing all or any part of the purchase price of property (including FLNG Units), plant or equipment used or useful in the business of the Issuer or any Restricted Subsidiary or the cost of renovation, repair, upgrade installation, construction or improvement thereof; provided, however, that (except in the case of Finance Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost of such activities. “Qualified Contract” means, as of any date of determination, with respect to any FLNG Unit which is owned by the Issuer or a Restricted Subsidiary and is in commercial operation or is in the process of being constructed, converted or acquired by, or committed to be delivered to, the Issuer or any of the Restricted Subsidiaries, and is expected to commence operations within the next 12 months (as determined in good faith by the Issuer’s Chief Executive Officer or Chief Financial Officer) a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, which contract or contracts: (1) are between the Issuer or one of the Restricted Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Issuer, on the other hand, and (2) provide for services to be performed by the Issuer or one or more of the Restricted Subsidiaries involving the use of such FLNG Unit by the Issuer or one or more of the Restricted Subsidiaries, in either case for a minimum aggregate period of at least one year from (i) the date of determination or (ii) a future date that is no later than the date that is 12 months from the date of determination (as determined in good faith by the Issuer’s Chief Executive Officer or Chief Financial Officer). For the avoidance of doubt, neither a letter of intent nor a letter of award with respect to an FLNG Unit is a Qualified Contract. “Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer. “Qualified Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity Interests) made for cash on a primary basis by the Issuer, or other cash

32 equity contribution to the Issuer, other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees or (b) public offerings with respect to the Issuer’s Qualified Equity Interests (or options, warrants or rights with respect thereto) registered on Form S-4 or S-8. “Rating Agencies” means Moody’s, S&P and Fitch. “Rating Decline” means the occurrence of a decrease in the rating of the Notes by two or more of the Rating Agencies (including gradations within the ratings categories, as well as between categories) within 60 days after the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control or (b) the occurrence of a Change of Control, (which 60-day period shall be extended for a Rating Agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by such Rating Agency); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) unless each such Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the request of the Issuer or the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline). “refinance” means to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value. “Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that: (1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable fees and expenses incurred in connection with the incurrence of the Refinancing Indebtedness; (2) the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness; (3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes, as the case may be, at least to the same extent as the Refinanced Indebtedness; 33 (4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being refinanced or (b) no earlier than 91 days after the maturity date of the Notes; and (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being refinanced that is scheduled to mature on or prior to the maturity date of the Notes. “Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non- U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Regulation S Legend” means the legend identified as such in Exhibit A. “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture. “Restricted Notes Legend” means the legend identified as such in Exhibit A. “Restricted Payment” means any of the following: (1) the payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis or a basis more favorable to the Issuer and other Restricted Subsidiaries); (2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons 34 other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer); (3) any Investment other than a Permitted Investment; or (4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted under Section 4.9(b)(6)). “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S promulgated under the Securities Act. “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise specified, references to Restricted Subsidiaries shall be to Restricted Subsidiaries of the Issuer. “S&P” means S&P Global Ratings or any successor to its rating agency business. “Sale and Lease-Back Transaction” means any arrangement providing for the leasing (or similar arrangement) by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing (or similar arrangement); provided that any leasing arrangement by any entity other than the Issuer or a Restricted Subsidiary shall not constitute a Sale and Lease-Back Transaction. “Screened Affiliate” means any Affiliate of a Holder of Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Issuer, its Subsidiaries or any Parent Company, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Securitization Subsidiary” means a Subsidiary of the Issuer: (1) that is designated a “Securitization Subsidiary” by the officers of the Issuer, 35 (2) that does not engage in any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (3) no portion of the Debt or any other obligation, contingent or otherwise, of which: (a) is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer, (b) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way, or (c) subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (4) with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing. “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date. “Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Restricted Subsidiary and any provider thereof. “Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. “Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively. “Subsidiary” means, with respect to any Person:

36 (1) any corporation, company, exempted company, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). For purposes of clarity, it is understood and agreed that, notwithstanding anything in this Indenture to the contrary, variable interest entities (within the meaning of GAAP) of a Person shall not be deemed Subsidiaries of any Person. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer. “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended. “Transaction Date” has the meaning set forth in the definition of “Consolidated Interest Coverage Ratio.” “Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend. “Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 2, 2027; provided, however, that if the period from the redemption date to October 2, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 2, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. “Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York. “United States” or “U.S.” means the United States of America. “Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.17 and (2) any Subsidiary of an Unrestricted Subsidiary. 37 “U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged. “Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person. “Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness. “Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly Owned Subsidiary. Section 1.2. Other Definitions. Term Defined in Section “acceleration declaration” 6.2 “Act” 11.13 “Actual Consolidated Cash Flow” Definition of “Consolidated Interest Coverage Ratio” “Additional Amounts” 4.13 “Affiliate Transaction” 4.11(a) “Alternate Offer” 4.13(g) “Applicable Premium Deficit” 8.8 “Applicable Taxes” 4.13(a) “Authorized Agent” 11.7 “Change of Control Offer” 4.13(b) “Change of Control Payment Date” 4.13(b) “Change of Control Purchase Price” 4.13(a) “Contractual Consolidated Cash Flow” Definition of “Consolidated Interest Coverage Ratio” “Covenant Defeasance” 8.3 “Coverage Ratio Exception” 4.9(a) “Designation” 4.17(a) “Designation Amount” 4.17(a) “Directing Holder” 6.12(a) “EDGAR” 4.3(e) “Event of Default” 6.1 “Event of Loss Offer” 4.18(b) “Excess Proceeds” 4.10(b) “FATCA” 4.13(a)(6) 38 Term Defined in Section “FPI” 4.3(a)(1) “Initial Lien” 4.12(a) “Initial Notes” Preamble “LCT Election” 1.4(a) “LCT Test Date” 1.4(a) “Legal Defeasance” 8.2 “MD&A” 4.3(a)(1) “Net Proceeds Offer” 4.10(c) “Net Proceeds Offer Amount” 4.10(d) “Net Proceeds Offer Period” 4.10(d) “Net Proceeds Purchase Date” 4.10(d) “Noteholder Direction” 6.12(a) “Permitted Indebtedness” 4.9(b) “Position Representation” 6.12(a) “QIBs” 2.1(b) “Redesignation” 4.17(c) “Registrar” 2.3 “Regulation S” 2.1(b) “Regulation S Global Note” 2.1(b) “Relevant Taxing Jurisdiction” 4.13(a) “Restricted Payments Builder Basket” 4.7(a) “Reversion Date” 4.18 “Rule 144A” 2.1(b) “Rule 144A Global Note” 2.1(b) “Successor” 5.1(a) “Tax Redemption 3.8(a) “Tax Redemption Date” 3.8(a) “Tax Redemption Price” 3.8(a) “Trustee” Preamble “Verification Covenant” 6.12(a) Section 1.3. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it herein; (b) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) unless otherwise specified, any reference to Section, Article or Exhibit refers to such Section, Article or Exhibit, as the case may be, of this Indenture; (f) provisions apply to successive events and transactions; and 39 (g) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time. Section 1.4. Limited Condition Transaction. (a) Notwithstanding anything to the contrary in this Indenture, when (a) determining compliance with any provision of this Indenture which requires the calculation of the Consolidated Interest Coverage Ratio or the Consolidated Total Debt Ratio, (b) determining compliance with any provision of this Indenture which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (c) testing availability under baskets set forth in this Indenture (including baskets measured as a percentage of Consolidated Total Assets), in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the availability under any baskets shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”, which LCT Election may be in respect of one or more of clauses (a), (b) and (c) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”). (b) If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Stock and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recently ended period prior to the LCT Test Date for which annual or quarterly consolidated financial statements of the Issuer are available (as determined in good faith by the Issuer), the Issuer could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to clauses (1), (2) and (7) (solely with respect to the Issuer) under Section 6.1, shall be continuing on the date such Limited Condition Transaction is consummated. (c) For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations any components of such ratio (including due to fluctuations of the target of any Limited Condition Transaction)) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, unless on such date an Event of Default pursuant to clauses (1), (2) and (7) (solely with respect to the Issuer) under Section 6.1 shall be continuing. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for

40 such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Stock, and the use of proceeds thereof) had been consummated on the LCT Test Date. (d) Notwithstanding the foregoing, the Issuer may at any time withdraw any LCT Election, in which case any Indebtedness and Liens incurred in reliance on such LCT Election in accordance with the foregoing outstanding at such time, if any, shall be deemed to be incurred on the date of such withdrawal. ARTICLE II THE NOTES Section 2.1. Form and Dating. The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes will be issued in registered form, without coupons, and in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The registered Holder will be treated as the owner of such Note for all purposes. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (a) The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Registrar or the Note Custodian, at the direction of the Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.6. (b) The Initial Notes are being issued by the Issuer only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs in reliance on Rule 144A, outside the United States pursuant to Regulation 41 S, to the Issuer, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend and the Global Notes Legend (collectively, the “Rule 144A Global Note”), deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be initially issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bearing the Regulation S Legend and the Global Notes Legend (collectively, the “Regulation S Global Note”), deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. To the extent CUSIP numbers are issued pursuant to Section 2.14, the Rule 144A Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, at the direction of the Trustee, in accordance with the instructions given by the Holder thereof as required by Section 2.6(b) hereof. Transfers of Notes among QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.15. The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1 and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary. Section 2.2. Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual, facsimile or pdf or other electronically transmitted signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of an authorized signatory of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon receipt of a written order of the Issuer signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with and receipt of an Opinion of Counsel, authenticate Notes for original issue in the aggregate principal amount stated in such written order. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer. 42 Section 2.3. Registrar; Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange in its capacity as both registrar and transfer agent (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar. The Issuer shall notify the Trustee in writing and the Holders, of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent, at its Corporate Trust Office. The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes. The rights, powers, duties, obligations and actions of each Agent under this Indenture are several and not joint or joint and several, and each Agent hereunder shall only be obligated to perform the duties set out in this Indenture and shall have no implied duties. No Agent hereunder shall be any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person other than the Issuer. Each Agent may conclusively rely, and shall be protected in acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper person. Each Agent shall be entitled to refrain from acting, without liability, if conflicting, unclear or equivocal instructions have been received or in order to comply with any applicable law. Section 2.4. Paying Agent to Hold Money. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for such money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of any of the events specified in Section 6.1, the Trustee shall serve as Paying Agent for the Notes. For the avoidance of doubt, the Paying Agent and the Trustee (i) shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.05 and (ii) shall not be obligated to make any payments until they have confirmed receipt of funds sufficient to make the relevant payment. 43 Section 2.5. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Section 2.6. Book-Entry Provisions for Global Notes. (a) Each Global Note shall (i) deposited with the Trustee as custodian for DTC, (ii) registered in the name of Cede & Co., as nominee of DTC, and (iii) bear the Global Note legends as required by Section 2.6(e). Ownership of beneficial interest in each global note shall be limited to Participants in the Depositary or persons who hold interests through Participants. Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Note Custodian, or under such Global Note, and the Depositary may be treated by the Issuer, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note. Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any Beneficial Owners in the Notes. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.15 and the rules and procedures of the Depositary. In addition, certificated Notes shall be transferred to Beneficial Owners in exchange for their beneficial interests only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days or (ii) the Issuer, at its option, notifies the Trustee that it elects to cause the issuance of certificated Notes and any Participant requests a certificated Note in accordance with the Depositary’s procedures.

44 (c) In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.6(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee (in accordance with Section 2.2) shall authenticate and deliver to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated Notes of authorized denominations. (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes. (e) Each Global Note shall bear the Global Note Legend on the face thereof. (f) At such time as all beneficial interests in Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Registrar in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. (g) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate (in accordance with Section 2.2) Global Notes and certificated Notes at the Registrar’s request. (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.6, Section 4.10, Section 4.14, Section 4.18 or Section 9.4). (3) All Global Notes and certificated Notes issued upon any registration of transfer or exchange of Global Notes or certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes (or interests therein) or certificated Notes surrendered upon such registration of transfer or exchange. (4) None of the Issuer, the Trustee or the Registrar is required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date. 45 (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes (subject to the rights of Holders as of the relevant record dates) and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary. (6) The Trustee shall authenticate Global Notes and certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any certificated Note in exchange for a Global Note. (7) Each Holder agrees to indemnify the Issuer, the Trustee and the Agents against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. (8) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (9) In connection with any proposed exchange of a certificated Note for a Global Note, the Issuer or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. Section 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgement of the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer, the Trustee and the Agents may charge for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. 46 Section 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note. If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser within the meaning of Section 8-405 of the Uniform Commercial Code. If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on any payment date, money sufficient to pay the amounts under the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest. Section 2.9. Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity. Section 2.10. Reserved. Section 2.11. Cancellation. The Issuer at any time may deliver to the Trustee or the Registrar for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee or Registrar. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee or Registrar for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its retention policy then in effect, and certification of their disposal delivered to the Issuer upon its written request therefor. Section 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least 15 days before the special record 47 date, the Issuer (or, at the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof. Notwithstanding the foregoing, if the Issuer pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, no special record date will be set and payment will be made to the Holders as of the original record date. Section 2.13. Computation of Interest. Interest, if any, on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Section 2.14. CUSIP, ISIN and “Common Code” Numbers. The Issuer in issuing the Notes may use a “CUSIP” and “ISIN” (if then generally in use), and if it does so, the Trustee shall use the CUSIP and ISIN and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN and “Common Code” numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee, the Paying Agent and the Registrar in writing of any change in any CUSIP or ISIN and “Common Code” numbers. Section 2.15. Special Transfer Provisions. Each Note issued pursuant to an exemption from registration under the Securities Act (other than any Notes issued in reliance on Regulation S) will constitute a Transfer Restricted Note and be required to bear the Restricted Notes Legend until the date that is six months after the later of the date of original issue and the last date on which the Issuer or any affiliate (within the meaning of Rule 405 under the Securities Act) of the Issuer was the owner of such Notes (or any predecessor thereto), unless and until such Transfer Restricted Note is transferred or exchanged pursuant to an effective registration statement under the Securities Act. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note issued in reliance on Regulation S to a QIB: (1) The Registrar shall register the transfer of a Note issued in reliance on Regulation S by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a certificate substantially in the form set forth in Exhibit C from the proposed transferor; provided that the certificate required by this clause (b) shall only be required prior to the expiration of the Restricted Period. (2) If the proposed transferee is a Participant and the Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the certificate required by paragraph 2.15(a)(1) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial

48 interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Regulation S Global Note to be so transferred. (b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S: (1) The Registrar shall register any proposed transfer of a Transfer Restricted Note by a Holder pursuant to Regulation S upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a certificate substantially in the form set forth in Exhibit D hereto from the proposed transferor. (2) If the proposed transferee is a Participant and the Transfer Restricted Note to be transferred consists of an interest in the Rule 144A Global Note upon receipt by the Registrar of (x) the certificate, if any, required by paragraph 2.15(b)(1) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note to be transferred. (c) In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.6, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (a) and (b) of this Section 2.15 above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Regulation S or other applicable exemption, as the case may be) and such other procedures as may from time to time be adopted by the Issuer and notified to the Trustee in writing. (d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. (e) Regulation S Legend. Upon the transfer, exchange or replacement of Notes not bearing the Regulation S Legend, the Registrar shall deliver Notes that do not bear the Regulation S Legend. Upon the transfer, exchange or replacement of Notes bearing the Regulation S Legend, the Registrar shall deliver only Notes that bear the Regulation S Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the 49 Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. (f) General. By its acceptance of any Note bearing the Restricted Notes Legend or the Regulation S Legend, as applicable, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend or the Regulation S Legend, as applicable, and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary but is not subject to any procedure required by this Indenture. In connection with any proposed transfer pursuant to Regulation S or pursuant to any other available exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A), the Issuer may require the delivery of an Opinion of Counsel, other certifications or other information satisfactory to the Issuer. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15. Section 2.16. Issuance of Additional Notes. The Issuer shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, first interest payment date applicable thereto, date from which interest will accrue and transfer restrictions; provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9; provided, further, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax or other purposes, such Additional Notes shall have a separate CUSIP number from the Initial Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture. With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information: (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; (b) the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the date from which interest shall accrue; (c) whether such Additional Notes shall be Transfer Restricted Notes; and (d) that such issuance is not prohibited by this Indenture. The Trustee shall, upon receipt of the Officer’s Certificate and Opinion of Counsel, authenticate the Additional Notes in accordance with the provisions of Section 2.2 of this Indenture. 50 ARTICLE III REDEMPTION AND PREPAYMENT Section 3.1. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least two Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption, an Officer’s Certificate setting forth the (i) section of this Indenture pursuant to which the redemption shall occur, (ii) redemption date and (iii) principal amount of Notes to be redeemed. Section 3.2. Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Notes for redemption will be selected on a pro rata pass through distribution of principal basis (and for any Notes represented by a Global Note in accordance with the rules and procedures of DTC); provided that no Notes of $200,000 or less shall be redeemed in part. On and after the applicable date of redemption, unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to this Indenture. In the case of certificated Notes only, the Paying Agent or the Registrar shall promptly notify the Issuer in writing of the Notes selected for redemption. The Paying Agent may select for redemption portions (equal to $1,000 or any integral multiples of $1,000 thereof) of the principal of the Notes that have minimum denominations larger than $200,000. The Paying Agent and the Registrar shall not have any liability for any selections made in accordance with this Section 3.2. Section 3.3. Notice of Optional Redemption or Tax Redemption. The Issuer shall deliver or cause to be delivered in accordance with Section 3.2, a notice of optional redemption or a Tax Redemption to each Holder whose Notes are to be redeemed (with a copy to the Trustee), at least 10 days but not more than 60 days before a redemption date, except that redemption notices may be delivered more than 60 days before a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII. Any notice of redemption or offer to purchase (including, for the avoidance of doubt, a Change of Control Offer or Alternate Offer) may, at the Issuer’s (or, in the case of a Change of Control Offer, Alternate Offer or other offer to purchase made by a third party, such third party making such Change of Control Offer, Alternate Offer or other offer to purchase) discretion, be subject to one or more conditions precedent. If such redemption or offer to purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s (or such third party’s) discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer (or such third party) in its sole discretion), or that such redemption or repurchase may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer (or such third party) in its sole discretion) by the redemption date or repurchase date, or by the redemption date or repurchase date as so delayed, or that such notice may be rescinded at any time in the Issuer’s (or such third party’s) 51 discretion if as determined in good faith by the Issuer (or such third party), any or all of such conditions will not be satisfied. The Issuer (or such third party) shall provide the Trustee with written notice of the satisfaction or waiver of such conditions precedent, the delay of such redemption or repurchase or the rescission of such notice of redemption or offer to purchase in the same manner that the related notice of redemption or offer to purchase was given to the Trustee, and, upon the Issuer’s (or such third party’s) written request, the Trustee shall send a copy of such notice to the Holders in the same manner that the related notice of redemption or offer to purchase was given to such Holders. In addition, the Issuer (or such third party) may provide in such notice that payment of the redemption or repurchase price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of Notes eligible under this Indenture to be redeemed. The notice shall identify the Notes to be redeemed and shall state: (a) the redemption date; (b) the redemption price (or the method by which it is to be determined); (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note if such Notes is in physical, certificated form, a new Note or Notes in a principal amount equal to the unredeemed portion of the Note shall be issued upon cancellation of the original Note and if such Note is in global form, an annotation will be made to the Note; (d) the name and address of the Paying Agent; (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (f) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date; (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (h) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; (i) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN and/or “Common Code,” if any, listed in such notice or printed on the Notes; and (j) any conditions precedent to such redemption. At the Issuer’s written request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee and the Paying Agent, at least two Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the

52 Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note. Section 3.4. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the applicable redemption price, subject to satisfaction of any conditions specified in the notice of redemption and as further contemplated by the first paragraph of Section 3.3. Section 3.5. Deposit of Redemption Price. On or before 3:00 p.m. (London time) on the redemption date, the Issuer shall deposit with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the redemption price on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed. If Notes called for redemption are paid or if the Issuer has deposited with the Paying Agent money sufficient to pay the redemption price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed, on and after the redemption date, and interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, and interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest, if any, not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1. Section 3.6. Notes Redeemed in Part. Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer as provided in Section 2.2, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such new Note will be in a principal amount of $200,000 or integral multiples of $1,000 in excess thereof. Section 3.7. Optional Redemption. (a) The Notes may be redeemed, in whole or in part, at any time or from time to time prior to October 2, 2027 at the option of the Issuer, upon notice as provided in Section 3.3, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive 53 interest due on the relevant interest payment date that is on or prior to the redemption date). The Issuer will calculate the Treasury Rate and Applicable Premium and, no later than two Business Day prior to the redemption date, provide an Officer’s Certificate to the Trustee setting forth the Treasury Rate and the Applicable Premium. The Trustee shall have no duty to calculate or verify the Issuer’s calculations of the Treasury Rate or the Applicable Premium. (b) At any time or from time to time on or after October 2, 2027, the Issuer, at its option, may redeem the Notes, in whole or in part, upon notice as provided in Section 3.3, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on October 2 of the years indicated below: Year Optional Redemption Price 2027 .................................................................................. 103.750% 2028 .................................................................................. 101.875% 2029 and thereafter ........................................................... 100.000% (c) At any time or from time to time prior to October 2, 2027, the Issuer, at its option, may, on any one or more occasions, redeem up to 40.0% of the principal amount of the outstanding Notes issued under this Indenture, upon notice as provided in Section 3.3, in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 107.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (1) at least 60.0% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after giving effect to any such redemption (unless all such Notes are redeemed substantially concurrently); and (2) the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering. (d) In connection with any tender offer for the Notes, including any Change of Control Offer, Alternate Offer, Event of Loss Offer or Asset Sale Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following any such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date or purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date. 54 (e) The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws. Section 3.8. Redemption for Tax Reasons (a) The Issuer may redeem the Notes at its option, in whole but not in part (a “Tax Redemption”), at any time upon giving not less than 10, but not more than 60 days, prior notice to the holders of the Notes (which notice will be given in accordance with the procedures described in Section 3.3) at a redemption price (the “Tax Redemption Price”) equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer for the Tax Redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the Tax Redemption or otherwise (subject to the right of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the notes, the Issuer is or would be required to pay Additional Amounts, and (a) the Issuer cannot avoid such requirement by taking reasonable measures available to it (including the designation of a different paying agent) and (b) the requirement arises as a result of: (1) any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction which change or amendment has not been announced as formally proposed before and becomes effective on or after the date of the Offering Memorandum (or, if the applicable relevant taxing jurisdiction became a relevant taxing jurisdiction on a date after the date of the Offering Memorandum, such later date); or (2) any amendment to, or change in, an official written interpretation or application of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change has not been announced as formally proposed before and becomes effective on or after the date of the Offering Memorandum (or, if the applicable relevant taxing jurisdiction became a relevant taxing jurisdiction on a date after the date of the Offering Memorandum, such later date). (b) The Issuer shall not give any notice of redemption pursuant to this Section 3.8 earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle the Issuer to redeem the Notes. (c) Before the Issuer publishes or mails notice of redemption of the Notes as described in this Section 3.8, the Issuer will deliver to the Trustee and Paying Agent an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Trustee and Paying Agent will accept and shall be entitled to 55 conclusively rely without further inquiry on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes. (d) The foregoing will apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer is, for tax purposes, organized or resident or engaged in business or through which payment is made by, or on behalf of, such person on the Notes (or, in each case, any political subdivision or taxing authority thereof or therein). ARTICLE IV COVENANTS Section 4.1. Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent (if other than the Issuer or a Subsidiary thereof) receives to its designated account, as of 3:00 p.m. (London time) on the relevant payment date, U.S. dollars deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Section 4.2. Maintenance of Office or Agency. The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands with respect to the Notes and this Indenture may be made or served at the Corporate Trust Office of the Trustee. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3. Section 4.3. Provision of Financial Information. (a) Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee within the time periods set forth below or as specified in the SEC’s rules and regulations for non-accelerated filers:

56 (1) within two months after the end of the Issuer’s first three quarterly periods of each year, a quarterly reports in the form that would customarily be filed with the SEC on Form 6-K if the Issuer is a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act or if the Issuer would be considered a “foreign private issuer” if it would have been at such time subject to Section 13(a) or 15(d) of the Exchange Act (an “FPI”) or, if the Issuer is not an FPI, on Form 10-Q, containing, whether or not required by Form 6-K or Form 10-Q, the Issuer’s unaudited quarterly consolidated financial statements (including a balance sheet, statement of operations, changes in shareholders’ equity and cash flow) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations or equivalent disclosure (the “MD&A”) as of the end of and for such fiscal quarter or year to date period to such end of quarter; (2) an annual report on Form 20-F if the Issuer is an FPI or, if the Issuer is not an FPI, on Form 10-K containing, whether or not required, the Issuer’s audited consolidated financial statements, a report by the Issuer’s certified independent accountants and an MD&A for such fiscal year; and (3) a current report on Form 6-K if the Issuer is an FPI or, if the Issuer is not an FPI, a current report on Form 8-K; provided that the electronic filing of the foregoing reports by the Issuer on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and any holder of Notes. Notwithstanding the foregoing, (a) the above information will not be required to contain (i) the separate financial information for Guarantors as contemplated by Rules 3-10, 13-01 or 13-02 of Regulation S-X, (ii) any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, (iii) any information contemplated by Rule 3-16 of Regulation S-X, (iv) any schedules required by Regulation S-X, or (v) in each such case, any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein, (v) to the extent pro forma financial information is required to be provided by the Issuer, the Issuer may provide only pro forma revenues, net income, EBITDA, senior secured debt, total debt and capital expenditures (or equivalent financial information) in lieu thereof, and (vi) the reports referred to in clauses (1) and (2) above shall not be required to present compensation or beneficial ownership information, or to include any exhibits required by Form 10-K, Form 10-Q or Form 8-K. (b) If the Issuer is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Issuer may satisfy its obligations under this Section 4.3 with respect to the information relating to the Issuer that would be required in Section 4.3(a) by furnishing such financial information relating to any Parent Company; provided that if the financial information so furnished relates to any Parent Company, the same is accompanied by a reasonably detailed description, either on the face of the financial information or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the quantitative differences between the information relating to such Parent Company, on the one 57 hand, and the information relating to the Issuer and the Restricted Subsidiaries on a standalone basis, on the other hand, if material. (c) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.3(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries. (d) So long as any Notes are outstanding (unless restricted by law, including in connection with any proposed securities offering), the Issuer shall also: (1) use its commercially reasonable efforts, consistent with its judgment as to what is prudent at the time, to participate in quarterly conference calls after the delivery of the information referred to in Section 4.3(a)(1) or (2) (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Issuer and/or its Restricted Subsidiaries and/or any Parent Company of the Issuer) to discuss financial and operating results and related matters unless the Issuer reasonably determines that to do so would conflict with applicable securities laws; and (2) issue a press release or otherwise provide notice of such conference call in the same manner in which information was delivered pursuant to Section 4.3(a)(1) and (2) which will provide the date and time of any such call and will direct Holders, prospective investors and securities analysts to contact the investor relations office of the Issuer to obtain access to the conference call. (e) The Issuer may satisfy its delivery obligations with respect to any information required by this covenant by filing the same with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system), or by making it available on a public website on which the reports required by Section 4.3(a) are posted along with details regarding the times and dates of conference calls required above and information on how to obtain access to such conference calls, or on Intralinks or any comparable password protected online data system, which may require a confidentiality acknowledgement. (f) Any and all Defaults arising from a failure to furnish in a timely manner any information or notice required by this covenant shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.3) upon furnishing such information or notice as contemplated by this Section 4.3 (but without regard to the date on which such information or notice is so furnished). (g) For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (h) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or 58 constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants in this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system), to examine such reports, information, documents to ensure compliance with the provisions of this Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein, or to participate in any conference calls. Section 4.4. Compliance Certificate. The Issuer shall deliver to the Trustee, within 135 days after the end of each fiscal year beginning with the end of the year of the original issue date of the Notes (which fiscal year ends December 31, 2025), an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Issuer is in default, specifying all such Default or Events of Default and the nature and the status thereof of which he or she may have knowledge. In addition, the Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 calendar days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Issuer proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 11.4. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received notice thereof at its Corporate Trust Office and such notice references the Issuer, this Indenture and the Notes. Section 4.5. [Reserved] Section 4.6. Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. Section 4.7. Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment: (1) an Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; 59 (2) the Issuer is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to Sections 4.7(b)(2) through (12) exceeds the sum (the “Restricted Payments Builder Basket”) of (without duplication): (A) 50.0% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on July 1, 2025, to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements of the Issuer are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus (B) 100.0% of (i) the aggregate net cash proceeds, or the Fair Market Value of any assets or Equity Interests of any Person engaged in a Permitted Business, in each case received by the Issuer or its Restricted Subsidiaries on or after the Issue Date as a contribution to the Issuer’s common equity capital or from the issue or sale of Qualified Equity Interests of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities issued or sold to a Restricted Subsidiary of the Issuer or net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth under Section 3.7(c)), and (ii) the aggregate net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (i) above, plus (C) in the case of the disposition or repayment of or return on any Investment made by the Issuer after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, plus (D) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Builder Basket and were not previously repaid or otherwise reduced. (b) Notwithstanding the foregoing, Section 4.7(a) shall not prohibit:

60 (1) the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of this Indenture; (2) any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests (or not more than 180 days after such issuance and sale); (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.9 and the other terms of this Indenture (or not more than 180 days after such incurrence); (4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (A) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.14 or (B) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, if required, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer; (5) so long as no Event of Default has occurred and is continuing or would result therefrom, redemptions, repurchases or other acquisitions or retirements for value by the Issuer of Equity Interests of the Issuer, any Parent Company or any Restricted Subsidiary held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) the greater of (x)$25.0 million and (y) 0.5% of Consolidated Total Assets during any calendar year (with unused amounts in the preceding calendar year being carried forward to succeeding calendar years) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer (to the extent received by or contributed to the Issuer or any Restricted Subsidiary) from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); 61 (6) (A) redemptions, repurchases or other acquisitions or retirements for value by the Issuer of, Equity Interests of the Issuer or any Parent Company deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof and (B) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights; (7) so long as no Event of Default has occurred and is continuing or would result therefrom, dividends or distributions on Disqualified Equity Interests or Designated Preferred Stock of the Issuer or any Restricted Subsidiary or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with Section 4.9 to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense; (8) the payment of cash in lieu of fractional Equity Interests of the Issuer; (9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with Section 5.1; (10) cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer; (11) purchases or repurchase of Common Shares not to exceed the greater of (x) $250 million and (y) 5.0% of Consolidated Total Assets (measured at the time of such payment); or (12) so long as no Payment Default or Event of Default has occurred and is continuing or would result therefrom, (a) payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed (A) prior to the commencement of commercial operation of FLNG Mark II, the greater of (x) $110.0 million and (y) 2.0% of Consolidated Total Assets at the time of payment and (B) after the FLNG Mark II commences commercial operations, the greater of (x) $200.0 million and (y) 4.0% of Consolidated Total Assets at the time of payment in each case, per calendar year, and (b) payment of other Restricted Payments in an unlimited amount so long as after giving pro forma effect thereto the Consolidated Total Debt Ratio does not exceed 2.00 to 1.00; provided that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Builder Basket to the extent of such payment. For purposes of determining compliance with this Section 4.7, in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.7(a) or Sections 4.7(b)(1) through (12) 62 and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Issuer will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among Section 4.7(a) and/or such Sections 4.7(b)(1) through (12) and/or one or more clauses contained in the definition of “Permitted Investments” in a manner that otherwise complies with this covenant. If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall be Permitted Investments under clause (1)(b) of the definition thereof, and for the avoidance of doubt, all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (3) of the definition of “Restricted Payments”, in each case, to the extent such Investments would otherwise be so counted. For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Section 4.8. Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Shares shall not be deemed a restriction on the ability to make distributions on Equity Interests); (2) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or (3) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above); 63 (b) Notwithstanding the foregoing, Section 4.8(a) shall not prohibit encumbrances or restrictions: (1) existing under the Gimi Credit Facility, the Existing Nordic Bonds or the Existing Convertible Notes existing on the Issue Date or any other agreements existing on the Issue Date; (2) existing under this Indenture, the Notes and the Guarantees; (3) existing under any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (4) existing under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property); (5) existing under any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4) or (10) of this Section 4.8(b) or this clause (5); provided, however, that such encumbrances and restrictions contained in such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than such encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable; (6) existing under or by reason of applicable law, regulation or order; (7) resulting from non-assignment provisions of any contract, including any bareboat charter party agreement or any demise, other charter or any lease, entered into in the ordinary course of business; (8) in the case of Section 4.8(a)(3) above, encumbrances or restrictions permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (9) imposed under any agreement to sell Equity Interests or assets, as permitted under this Indenture, to any Person pending the closing of such sale; (10) (A) resulting from any other agreement governing Indebtedness or other obligations entered into after the Issue Date that contains encumbrances and restrictions that in the good faith judgment of the Issuer are not materially more restrictive, taken as a

64 whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date or those contained in this Indenture, the Notes and the Guarantees or (B) contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due; (11) as a result of customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person; (12) resulting from any agreement governing Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 4.9 that imposes restrictions of the nature described in Section 4.8(a)(3) on the assets acquired; (13) on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business; (14) with respect to an Unrestricted Subsidiary or Equity Interests thereof pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired; (15) resulting from supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements; (16) restrictions constituting customary restrictions with respect to a Securitization Subsidiary, pursuant to the terms of a Permitted Receivables Financing; and (17) restrictions contained in any Limited Recourse Debt. In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof. Section 4.9. Limitation on Additional Indebtedness. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer and 65 any of its Restricted Subsidiaries may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Issuer’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”). (b) Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”): (1) Indebtedness of the Issuer or any Restricted Subsidiary under one or more Debt Facilities in an aggregate principal amount incurred under this Section 4.9(b)(1) at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed (i) the greater of (x) $480.0 million and (y) 10.0% of the Issuer’s Consolidated Total Assets determined at the time of incurrence, minus (ii) the aggregate amount outstanding at such time under Permitted Receivables Financings incurred pursuant to clause (18) of this Section 4.9(b); (2) Indebtedness represented by the Notes issued on the Issue Date (excluding any Additional Notes); (3) Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) of this Section 4.9(b)); (4) guarantees by the Issuer or any Restricted Subsidiary of Indebtedness permitted to be incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or Guarantees, as applicable; (5) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business and not for the purpose of speculation; (6) Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that (A) if the Issuer or a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Notes or Guarantee of such Guarantor, as applicable; and (B) (i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted 66 Subsidiary shall be deemed, in each case of this subclause (B), to constitute an incurrence of such Indebtedness not permitted by this clause (6); (7) Indebtedness in respect of (a) workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, statutory obligations, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, bids, trade contracts, performance bonds, bid bonds, appeal or surety bonds and similar obligations, in each case provided in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, statutory obligations, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bids, trade contracts, performance bonds, bid bonds, performance, trade secrets, leases, appeal or surety bonds and similar obligations and (b) pension schemes and pension plans sponsored by the Issuer or its Restricted Subsidiaries for the benefit of past, current or future employees; (8) Purchase Money Indebtedness or Finance Lease Obligations incurred by the Issuer or any Restricted Subsidiary in an aggregate principal amount incurred under this Section 4.9(b)(8), taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (x) $100.0 million and (y) 2.0% of the Issuer’s Consolidated Total Assets determined at the time of incurrence; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; (10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; (11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clauses (2), (3), (11), (15), (16) or (17) of this Section 4.9(b); (12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; (13) additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount incurred under this clause (13), taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (x) $200.0 million and (y) 4.0% of the Issuer’s Consolidated Total Assets determined at the time of incurrence; 67 (14) Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business; (15) Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary or Indebtedness incurred by the Issuer or any Restricted Subsidiary to finance any such acquisition or merger; provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or merged or consolidated with the Issuer or any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (15) and the application of proceeds therefrom, either (A) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (B) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation; (16) incurrence by any Restricted Subsidiary of Limited Recourse Debt (and any guarantee by the Issuer of such Limited Recourse Debt), which may be secured but only pursuant to clause (33) of the definition of “Permitted Liens,” and Refinancing Indebtedness in respect thereof; (17) Indebtedness consisting of up to $200 million principal amount of Existing Nordic Bonds due 2029 under the Bond Terms for the Existing Nordic Bonds due 2029; (18) Indebtedness under any Permitted Receivables Financing; (19) the issuance of Permitted Letters of Credit by the Issuer or any Restricted Subsidiary; (20) Indebtedness consisting of the financing of insurance premiums; (21) to the extent constituting Indebtedness, prepayments for property or services under any vessel contract, pool agreement or charter party agreement in the ordinary course of business; and (22) Guarantees of Indebtedness incurred by, or Disqualified Equity Interests or Preferred Stock issued by, joint ventures, in an aggregate principal amount incurred under this clause (22), taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (x) $200.0 million and (y) 4.00% of the Issuer’s Consolidated Total Assets (determined at the time of incurrence or issuance). Notwithstanding the foregoing, the aggregate principal amount of outstanding Indebtedness that may be incurred by Restricted Subsidiaries that are not Guarantors and, without double counting, all Refinancing Indebtedness in respect thereof, incurred pursuant to Section 4.9(a) and clause (13) of Section 4.9(b) by Restricted Subsidiaries that are not Guarantors shall not exceed an amount equal to the greater of (x) $50.0 million and (y) 1.0% of the Issuer’s Consolidated Total Assets determined at the time of incurrence; provided that Refinancing

68 Indebtedness Incurred in respect of such Indebtedness originally permitted by this paragraph shall always be permitted under this Indenture. (c) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer will be permitted, in its sole discretion, to divide and classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness (provided that at the time of reclassification it meets the criteria in such category or categories), in any manner that complies with this Section 4.9. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. (d) The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness under this Section 4.9; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued. (e) For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. (f) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.9, the Issuer shall be in Default of this Section 4.9). (g) Notwithstanding anything to the contrary in this Section 4.9, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on any ratio based exceptions, thresholds and baskets, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio based baskets) on the same date. Each item of Indebtedness that is incurred or issued, 69 each Lien incurred and each other transaction undertaken shall be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant ratio based test. (h) If any Indebtedness is incurred in reliance on a basket measured by reference to a percentage of Consolidated Total Assets, and any refinancing thereof would cause the percentage of Consolidated Total Assets to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness does not exceed the sum of (i) the principal amount of such Indebtedness being refinanced, extended, replaced, refunded, renewed or defeased, plus (ii) any accrued and unpaid interest on the Indebtedness (or any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Equity Interests, as applicable) being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness. Section 4.10. Limitation on Asset Sales. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any Person assuming responsibility for any liability, contingent or otherwise, in connection with the Asset Sale) at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the Equity Interests or assets subject to such Asset Sale; and (2) except in the case of an Asset Swap, at least 75.0% of the total consideration from such Asset Sale and all other Asset Sales on a cumulative basis since the Issue Date received by the Issuer or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. For purposes of clause (a)(2) above and for no other purpose, the following shall be deemed to be cash: (A) the amount (without duplication) of any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or a Restricted Subsidiary’s consolidated balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Restricted Subsidiary that are cancelled, terminated, forgiven or expressly assumed by the transferee of any such assets 70 pursuant to a written agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor or indemnifies the Issuer or such Restricted Subsidiary against further liability; (B) the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received); (C) any assets or Equity Interests of the kind referred to in Section 4.10(b)(2); (D) accounts receivable of a business retained by the Issuer or any Restricted Subsidiary, as the case may be, following the sale of such business; provided that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable; and (E) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E), not to exceed an amount equal to the greater of (x) $25.0 million and (y) 0.5% of the Issuer’s Consolidated Total Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value. In the case of any Asset Sale pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clauses (1) and (2) of this Section 4.10(a). (b) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary may, no later than 365 days following the receipt of any Net Available Proceeds therefrom, apply all or any of the Net Available Proceeds therefrom to: (1) repay, repurchase, redeem, defease or otherwise retire any Indebtedness of the Issuer or a Restricted Subsidiary (other than any Subordinated Indebtedness of the Issuer or a Guarantor, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); or (2) (A) to make any capital expenditure not prohibited under this Indenture, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); provided that the requirements of this clause (b)(2) shall be deemed to be satisfied with respect to any Asset Sale if the Issuer or any Restricted Subsidiary enters into an agreement committing to make the acquisition, investment or 71 expenditure referred to above within 365 days after the receipt of such Net Available Proceeds with the good faith expectation that such Net Available Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days after such 365-day period, and if such Net Available Proceeds are not so applied within such 180-day period, then such Net Available Proceeds shall constitute Excess Proceeds (as defined below). The amount of Net Available Proceeds not applied or invested as provided in clauses (1) or (2) of this Section 4.10(b) shall constitute “Excess Proceeds.” (c) On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer shall be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale to purchase or redeem the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of Notes and Pari Passu Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in minimum denominations of $200,000 or integral multiples of $1,000 in excess thereof. Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Proceeds of any Asset Sales is prohibited or delayed by applicable law, the portion of such Net Available Proceeds so affected will not be required to be applied in compliance with this Section 4.10, and such amounts may be retained by the Issuer or Subsidiary, as applicable, so long, but only so long, as the applicable law will not permit repatriation (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s good faith judgment) to, or otherwise cause the applicable Subsidiary to, promptly take all actions reasonably required by the applicable law to permit such repatriation), and once such repatriation of any of such affected Net Available Proceeds is permitted under the applicable law, such repatriation will be promptly effected and such repatriated Net Available Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this Section 4.10 and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Proceeds of any such prohibited or delayed Asset Sale would have a material adverse tax cost consequence with respect to such Net Available Proceeds (which for the avoidance of doubt, may include, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective Affiliates and/or equity interest holders would incur a tax liability, including as a result of a dividend or a deemed dividend, or a withholding tax), the Net Available Proceeds so affected may be retained by the applicable Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. The Trustee shall be entitled to conclusively rely on an Officer’s Certificate from the Issuer to the effect that applicable law will not permit repatriation.

72 To the extent that the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes and Pari Passu Indebtedness (subject to adjustment to maintain the authorized denomination of the Notes). Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero. (d) The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this Section 4.10 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer. (e) If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer. (f) Pending the final application of any Net Available Proceeds pursuant to this Section 4.10, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Debt Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture. (g) On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Issuer or an agent appointed for such purpose, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuer, in form reasonably satisfactory to the Trustee, and in accordance with Section 2.2, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note 73 surrendered; provided that each such new Note will be in a minimum principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Net Proceeds Offer as soon as practicable after the Net Proceeds Purchase Date. (h) Notwithstanding the foregoing provisions of this Section 4.10, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, shall be governed by Section 4.14 and/or Section 5.1 and not by this Section 4.10. (i) The Issuer shall comply with all applicable securities laws and regulations in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance. Section 4.11. Limitation on Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration to or from the Issuer or a Restricted Subsidiary in excess of $20.0 million with respect to any single transaction or series of related transactions, unless: (1) the terms of such Affiliate Transaction either (i) are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, or (ii) if in the good faith judgment of the Issuer’s Board of Directors or senior management no comparable transaction is available with which to compare such Affiliate Transaction, are otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and (2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $50.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a)(1) above and which sets forth and authenticates a resolution that has been approved by the Board of Directors of the Issuer, including a majority of the disinterested members of the Board of Directors of the Issuer, if any. (b) Notwithstanding the foregoing, Section 4.11(a) shall not apply to: (1) transactions to the extent between or among (i) the Issuer and one or more Restricted Subsidiaries or (ii) Restricted Subsidiaries; 74 (2) reasonable director, trustee, officer, consultant and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to directors, trustees, officers, consultants and employees of the Issuer and indemnification arrangements, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management; (3) Permitted Investments (other than Investments made pursuant to clauses (1), (11), (16) and (19) of the definition of “Permitted Investments”) or Restricted Payments which are made in accordance with Section 4.7; (4) transactions pursuant to any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Issuer or its Restricted Subsidiaries than such agreement as it was in effect on the Issue Date; (5) any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; (6) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise related to the purchase or sales of goods or services, in each case in the ordinary course of business and otherwise not in violation of the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer, such transactions are fair to the Issuer and its Restricted Subsidiaries from a financial point of view or on terms not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer; (7) the issuance or sale of any Qualified Equity Interests of the Issuer and the granting of registration, indemnification and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Issuer; (8) payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuer or any of its Restricted Subsidiaries on a similar basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates; (9) any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1); (10) any transaction where the only consideration paid by the Issuer or the relevant Restricted Subsidiary is Qualified Equity Interests of the Issuer; 75 (11) transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer, and such director is the sole cause for such Person to be deemed an Affiliate of the Issuer or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other Person; (12) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis; (13) Intellectual Property licenses in the ordinary course of business or consistent with industry practice; (14) the issue and sale of, or payments in respect of, Indebtedness or Equity Interests, in each case on terms substantially the same as those offered or paid to Persons who are not Affiliates of the Issuer; (15) (A) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (B) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Issuer; and (16) transactions entered into as part of a Permitted Receivables Financing on customary terms (as determined by the Issuer’s Board of Directors). Section 4.12. Limitation on Liens. (a) The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) upon any of their property or assets (including Equity Interests of any Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, unless contemporaneously with the incurrence of such Lien: (1) in the case of any Lien securing Indebtedness that is not Subordinated Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such Indebtedness with a Lien on the same collateral; and (2) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such Subordinated Indebtedness. (b) A Lien created for the benefit of the Holders pursuant to Section 4.12(a) may provide by its terms that such Lien shall be automatically and unconditionally released and

76 discharged upon the release and discharge of the Initial Lien. In addition, in the event that an Initial Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any Holder of the Notes, elect to release and discharge any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.12(a) in respect of such Initial Lien. Section 4.13. Additional Amounts. (a) All payments made by, or on behalf of, the Issuer (including, for the purposes of this section, any successor to the Issuer) under or with respect to the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges (including interest and penalties related thereto) (collectively, “Applicable Taxes”) imposed or levied by or within the jurisdiction in which the Issuer is, for tax purposes, organized or resident or engaged in business or through which payment is made by, or on behalf of, the Issuer for purposes of the tax law of that jurisdiction (or, in each case, any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Issuer will pay to the holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (including any such withholding or deduction on such Additional Amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided, however, that no Additional Amounts will be payable for or on account of: (1) any applicable taxes to the extent such Applicable Taxes would not have been imposed but for: (A) the existence of any present or former connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) of such Note and the relevant taxing jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein or otherwise having some present of former connection with the taxing jurisdiction, but excluding the mere holding or enforcement of such Note or the receipt of payments thereunder; (B) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or (C) the failure of the holder or beneficial owner (to the extent it is legally entitled to do so) to comply with a timely request from the Issuer, addressed to the holder or beneficial owner, as the case may be, to provide certification, information, 77 documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the relevant taxing jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the relevant taxing jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner; (2) any estate, inheritance, gift, sales, transfer, personal property or similar Applicable Taxes; (3) any Applicable Taxes to the extent such Applicable Taxes result from the presentation of any note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Note for payment by at least one other paying agent; (4) any Applicable Taxes that are payable otherwise than by deduction or withholding from payments under or with respect to the Notes; (5) all United States federal backup withholding taxes; (6) any taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or (7) any combination of Applicable Taxes referred to in the preceding clauses (1) through (6). (b) The Issuer will pay and indemnify the holder or beneficial owner for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Applicable Taxes levied or imposed by any jurisdiction on the execution, delivery, registration or enforcement of any of the Notes or any other document or instrument referred to therein (other than a transfer of the Notes subsequent to this offering), or the receipt of any payments with respect thereto (limited, solely in the case of Applicable Taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a relevant taxing jurisdiction that are not excluded under clauses (a)(1) through (a)(6) of this Section 4.13 or any combination thereof). (c) If the Issuer becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, it will deliver to the Trustee and the Paying Agent on a date at least 30 days prior to the date of payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the trustee in writing promptly thereafter) an Officer’s Certificate stating the 78 fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts received from the Issuer on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer will provide the Trustee and the Paying Agent with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. (d) The Issuer will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. The Issuer will use reasonable efforts to obtain tax receipts from each taxing authority evidencing the payment of any Applicable Taxes so deducted or withheld. (e) Additional Amounts shall not be paid for any Applicable Taxes with respect to any payment of the principal of, and interest on, such Note if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof. (f) Whenever there is mentioned in any context the payment of principal of, and interest on, any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. (g) Each holder entitled to any Additional Amounts shall cooperate with the Issuer, the Trustee and the Paying Agent in providing any information or documentation reasonably requested by the Issuer, the Trustee or the Paying Agent to confirm the identity and/or tax status of such holder and any affected beneficial owner (to the extent necessary to establish such holder’s entitlement to Additional Amounts) and to assist the Issuer or the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Issuer will furnish to the Trustee an Officer’s Certificate and any other documentation reasonably satisfactory to the Trustee evidencing payment of any Applicable Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Trustee to holders upon written request to the Trustee. (h) The obligations in this Section 4.13 will survive termination, defeasance or discharge of this Indenture or any transfer by a holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction where any successor to the Issuer is, for tax purposes, organized or resident or engaged in business or through which payment is made by, or on behalf of, any successor to the Issuer (or any political subdivision or taxing authority thereof or therein). Section 4.14. Offer to Purchase upon Change of Control Triggering Event. (a) Upon the occurrence of any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under 79 Section 3.7, each Holder shall have the right, except as provided below, to require that the Issuer purchase all or any portion (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. (b) Not later than 30 days following any Change of Control Triggering Event, the Issuer shall deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice: (1) describing the transaction or transactions that constitute the Change of Control; (2) offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. London time on the second Business Day preceding the Change of Control Payment Date; and (3) describing the procedures, as determined by the Issuer, consistent with this Indenture, that Holders must follow to accept the Change of Control Offer. (c) On or before the Change of Control Payment Date, the Issuer will, to the extent lawful: (1) deposit with an agent appointed for such purpose an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; (2) accept for payment all Notes or portions of Notes (of $200,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer. (d) The relevant agent appointed for such purpose shall promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee shall promptly, upon the delivery of an Officer’s Certificate from the Issuer, in form satisfactory to the Trustee, authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $200,000 or integral multiples of $1,000 in excess thereof. (e) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on

80 the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date. (f) A Change of Control Offer shall remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. In addition, any Change of Control shall be subject to Section 3.3 to the extent applicable. (g) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) in connection with or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (iii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.3, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. (h) The Issuer shall comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance. (i) The provisions under this Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. (j) Notwithstanding anything to the contrary contained in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or other events or circumstances, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Section 4.15. Corporate Existence. Subject to Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the corporate, partnership, limited liability company or other existence of each of the Guarantors in accordance with the respective organizational or constitutional documents (as the same may be amended from time to time) of the Issuer or any such Guarantor and the rights (charter and statutory), licenses and franchises of the Issuer and any Guarantors; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Guarantors, if the Issuer shall determine that the preservation thereof 81 is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders. Section 4.16. Future Guarantees. If any Restricted Subsidiary of the Issuer that is not already a Guarantor shall guarantee any Indebtedness of the Issuer or any Guarantor under any other Debt Facility of the Issuer or any Guarantor in an aggregate principal amount that exceeds the greater of (x) $25.0 million and (y) 0.5% of the Issuer’s Consolidated Total Assets, then the Issuer shall, within 30 days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in substantially the form attached hereto as Exhibit B pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations set forth in Article X. Section 4.17. Limitation on Designation of Unrestricted Subsidiaries. (a) The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if: (1) no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; and (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.7, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date. (b) No Subsidiary shall be designated as an “Unrestricted Subsidiary” unless: (1) all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for (i) any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not otherwise recourse to the Issuer or any Restricted Subsidiary, (ii) any customary keepwell in the ordinary course of business (which keepwell is not recourse to the Issuer or any Restricted Subsidiary) and (iii) any guarantee of Indebtedness of such Subsidiary by the Issuer or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted under Section 4.7 and Section 4.9; (2) except as permitted by Section 4.11, on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause (1) of this Section 4.17(b)) with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Issuer or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Issuer; and 82 (3) such Subsidiary is a Person with respect to which, on the date such Subsidiary is designated an Unrestricted Subsidiary, neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (in each case other than a guarantee permitted under clause (1) of this Section 4.17(b)) or to the extent treated as an Investment permitted by Section 4.7. Any such Designation by the Issuer shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate giving effect to such Designation and certifying that such Designation complies with the foregoing conditions. (c) The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if: (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture. Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such Redesignation complies with the foregoing conditions. Section 4.18. Events of Loss. (a) If an Event of Loss occurs, within 365 days after the receipt of any Event of Loss Proceeds, the Issuer or the applicable Restricted Subsidiary, as the case may be, shall apply such Event of Loss Proceeds at its option to any combination of the following: (1) to purchase, repay or prepay any Indebtedness other than Subordinated Indebtedness; (2) to acquire an FLNG Unit or all or substantially all of the assets of, or any Capital Stock of, any Person whose assets comprise primarily an FLNG Unit; or (3) to make capital expenditures in respect of any FLNG Unit; provided that a binding commitment made within the 365-day period described above by the Issuer or the applicable Restricted Subsidiary to apply Event of Loss Proceeds in accordance with clauses (2) and/or (3) above shall satisfy the requirements of such clauses with respect to such Event of Loss Proceeds, so long as such Event of Loss Proceeds are actually so applied within the later of 365 days from the receipt thereof from such Event of Loss and 180 days from the date any such binding commitment is made. (b) Any Event of Loss Proceeds that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Loss Proceeds.” When the aggregate 83 amount of Excess Loss Proceeds exceeds $50.0 million, Issuer will, within 10 Business Days thereof, make an offer (an “Event of Loss Offer”) to all holders of Notes and other Indebtedness (other than Subordinated Indebtedness) containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds from events of loss to purchase or redeem the maximum principal amount of Notes and such other Indebtedness (other than Subordinated Indebtedness) that may be purchased or redeemed out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and additional amounts, if any, to the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. Any Event of Loss Offer will be made in accordance with the procedures described for a Net Proceeds Offer in Section 4.10. Section 4.19. Effectiveness of Covenants. (a) If: (1) at any time after the Issue Date the Notes have an Investment Grade Rating from any two of the Rating Agencies; and (2) no Default or Event of Default has occurred and is then continuing; then upon delivery by the Issuer to the Trustee of an Officer’s Certificate to the foregoing effect, the covenants under this Indenture described under the following headings shall thereafter terminate and cease to apply: (A) Section 4.7; (B) Section 4.8; (C) Section 4.9; (D) Section 4.10; (E) Section 4.11; (F) Section 4.16; (G) Section 4.17; and (H) Section 5.1(a)(3). The Trustee shall have no duty to monitor the rating of the Notes, or to independently determine or verify if the conditions to termination of the covenants have been satisfied and may conclusively rely on any Officer’s Certificate as to the termination of covenants described above.

84 ARTICLE V SUCCESSORS Section 5.1. Consolidation, Merger, Conveyance, Transfer or Lease. (a) The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate, or merge with or into another Person (whether or not the Issuer is the surviving Person), or (y) sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to any Person unless: (1) either: (A) the Issuer will be the surviving or continuing Person; or (B) the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, company, limited liability company or limited partnership organized and existing under the laws of Bermuda, the United States, any state thereof, the District of Columbia, or any territory thereof and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Issuer under the Notes and this Indenture; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation or a company expressly assumes as co-obligor all of the obligations of the Issuer under this Indenture and the Notes pursuant to a supplemental indenture to this Indenture executed and delivered to the Trustee; (2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) of this Section 5.1(a) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; (3) immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) of this Section 5.1(a) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and (4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that such merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with this Indenture. 85 For purposes of this Section 5.1, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction. (b) To the extent any Subsidiary becomes a Guarantor after the Issue Date, subject to the provisions regarding the release of Guarantees described under Section 10.5, no such Guarantor will, and the Issuer will not permit a Guarantor to, except in circumstances under which this Indenture provides for the release of the Guarantee of a Guarantor, no Guarantor shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, (x) in a single transaction or a series of related transactions, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving Person), or (y) sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of such Guarantor to any Person, unless either: (1) (A) (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger is the Issuer or another Guarantor or assumes, by supplemental indenture, all of the obligations of such Guarantor under the Guarantee of such Guarantor and this Indenture; and (B) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; or (2) the transaction is not in violation of Section 4.10. For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries (taken as a whole), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer. Notwithstanding anything to contrary under this Indenture, the entry by the Issuer or any Restricted Subsidiary into any one or more bareboat charter party agreements or the demise, other charter, lease or other right to use of any of the Issuer’s or the Restricted Subsidiaries’ FLNG Units, in each case, in the ordinary course of business shall not be deemed to involve a sale, lease, transfer, conveyance or disposition of assets for purpose of the above covenants. (c) Upon any consolidation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or a Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or merger or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in 86 respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable. (d) Notwithstanding the provisions of this Section 5.1, (i) any Restricted Subsidiary may consolidate or merge with or into or convey, transfer, sell, dispose, assign or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) the Issuer or any Guarantor may (I) consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or (II) merge with a Restricted Subsidiary of the Issuer solely with respect to this clause (II) for the purpose of reorganizing the Issuer or any Guarantor under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof. ARTICLE VI DEFAULTS AND REMEDIES Section 6.1. Events of Default. Each of the following is an “Event of Default”: (a) failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days; (b) failure to pay principal of premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise; (c) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants described in Section 5.1, or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer pursuant to Section 4.14 or a Net Proceeds Offer pursuant to Section 4.10; (d) (1) except with respect to Section 4.3, or as described in clause (c) of this Section 6.1, failure by the Issuer or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture and continuance of this failure for 90 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding or (2) failure by the Issuer for 120 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with Section 4.3; (e) default by the Issuer or any Significant Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default: (1) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or (2) results in the acceleration of such Indebtedness prior to its Stated Maturity, 87 and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (1) or (2) has occurred and is continuing, aggregates $100.0 million or more, and in any such case, such Indebtedness is not repaid or such failure to pay is not cured or such acceleration is not rescinded, annulled or otherwise cured within 30 days; (f) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $100.0 million shall be rendered against the Issuer or any of its Significant Subsidiaries and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed; (g) the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) admits in writing that it generally is not paying its debts as they become due; or (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, in an involuntary case; (B) appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or (h) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor

88 (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture). Section 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(g) with respect to the Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in Section 6.1(g) occurs with respect to the Issuer, all amounts owing under all outstanding Notes shall become due and payable without any further action or notice to the extent permitted by applicable law. Section 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payments on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.4. Waiver of Past Defaults. Subject to Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under this Indenture except a continuing Default in the payment of interest or premium, or the principal of, the Notes. Section 6.5. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to determine whether or not any such direction is unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction) and (ii) the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders of Notes. Subject to Section 7.1, prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security (including prefunding) satisfactory to it against all loss, liability and expense caused by taking or not taking such action. 89 Section 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless: (a) the Holder gives the Trustee written notice of a continuing Event of Default; (b) the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (c) such Holder or Holders offer and, if requested, provide the Trustee indemnity and/or security (including prefunding) satisfactory to the Trustee against any costs, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and/or security (including prefunding); and (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains priority or preference over such other Holders). Section 6.7. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the limitations in Section 6.6. shall not apply to the contractual right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be modified without the consent of the Holder. Section 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or Section 6.1(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel. Section 6.9. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents 90 and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances to the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing in this Section 6.9 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order: First: to the Trustee and the Agents (including each of their agents and attorneys) for amounts due under Section 7.6, including payment of all compensation and reasonable expenses and liabilities incurred (including, without limitation, reasonable and documented fees and expenses of legal counsel), and all advances made, by it and the costs and expenses of collection; Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10.0% in aggregate principal amount of the then outstanding Notes. Section 6.12. Noteholder Direction. (a) Notwithstanding the foregoing provisions of this Article VI, no notice of Default may be given with respect to any action taken, and reported publicly, more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of Notes (except any Holder that certifies in the 91 Noteholder Direction that it is a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder of Notes delivered to the Issuer and the Trustee that such Holder of Notes is not (or, in the case such Holder of Notes is DTC or its nominee, that such Holder of Notes is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder of Notes is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely conclusively on such Position Representation and Verification Covenant in delivering its direction to the Trustee. (b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder of Notes, the percentage of Notes held by the remaining Holders of Notes that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, such voiding of such Noteholder Direction shall not void or invalidate any indemnity or security provided by the Directing Holders to the Trustee, which such indemnification or security obligations shall continue to survive. (c) Notwithstanding anything in Section 6.12(a) or Section 6.12(b) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default under Section 6.1(g) shall not require compliance with Section 6.12(a) or Section 6.12(b). In addition,

92 for the avoidance of doubt, Section 6.12(a) and Section 6.12(b) shall not apply to any Holder of Notes that is a Regulated Bank and has so stated in the applicable Noteholder Direction. For the avoidance of doubt, (a) the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise, (b) shall have no obligation to monitor or to determine whether a Directing Holder is Net Short and (c) can conclusively rely on a Directing Holder’s Position Representation, any Officer’s Certificate delivered by the Issuer to the Trustee and the determinations made by a court of competent jurisdiction. The Trustee shall have no liability to the Issuer, any Holder of Notes or any other Person in acting (or not acting) in good faith on a Noteholder Direction or Officer’s Certificate. (d) This Section 6.12 shall not require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law, regulation or its contractual or fiduciary duties hereunder and, if the Trustee has received contradictory directions from the Issuer and any Holder in respect of this Section 6.12, then prior to taking any related action, the Trustee shall be entitled, in its sole discretion, to seek a court determination as to what actions are authorized and permitted hereunder, at the cost and expense of the Issuer, and the Trustee shall not incur any liability to any person for any delay or failure to act in connection with the seeking of and/or determination in, such court order. Section 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. ARTICLE VII TRUSTEE Section 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notice or which is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable for any action taken or omitted by it in the performance of its duties under this Indenture except for its own gross negligence or willful misconduct. (b) 93 (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform on their face to the requirements of this Indenture. (c) The Trustee may not be relieved from liabilities for its own grossly negligent actions, its own grossly negligent failure to act, or its own willful misconduct, except that: (1) this paragraph 7.1(c) does not limit the effect of paragraph 7.1(b), 7.1(d) or 7.1(e) or 7.2; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (3) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 6.5; and (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of its duties hereunder or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity and/or security (including prefunding) against such risk or liability is not assured to its satisfaction. (d) The Trustee and the Paying Agent shall not be liable for interest on or the investment of any money received by it except as the Trustee or the Paying Agent may agree in writing with the Issuer. Money held in trust by the Trustee or held by the Paying Agent need not be segregated from other funds except to the extent required by law. (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Article VII. Section 7.2. Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper 94 Person. The Trustee need not investigate any fact or matter stated therein, subject to Section 7.1(b)(2). (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel. (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor. (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered, and if requested, provided, to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to the Agents and to each other agent, custodian and Person employed to act hereunder. (i) The Trustee may request that the Issuer and each of the Guarantors shall deliver to the Trustee an Officer’s Certificate setting forth the names of individuals and/or titles of Officers of the Issuer and each Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Issuer, the Notes and the Guarantees, which Officer’s Certificate 95 may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded. (j) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default with respect to the Notes, unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee shall have been notified specifically of the Default or Event of Default in a written instrument or document delivered to it, referring to this Indenture, describing such Event of Default and stating that such notice is a “Notice of Default.” (k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (m) The Issuer will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Notes. The Issuer will provide a schedule of its calculations to the Trustee and the Paying Agent when applicable, and the Trustee and the Paying Agent are entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. (n) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuer or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuer or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness. (o) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty. (p) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture. (q) Money held by the Paying Agent is held as banker and not as trustee and shall not be held in accordance with the United Kingdom’s Financial Conduct Authority’s Client Money Rules. (r) Notwithstanding anything else herein contained, each of the Trustee and the Agents may refrain without liability from doing anything that would or might in its reasonable opinion be

96 contrary to any law of any state or jurisdiction (including but not limited to the European Union. the United States of America or, in each case, any jurisdiction forming a part of it, and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation. (s) The Trustee may consult with counsel or other professional advisors of its own selection and the advice or opinion of such counsel or advisors with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or advisor. Section 7.3. Individual Rights of the Trustee. The Trustee (and any of its affiliates) in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9. Section 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any Officer’s Certificate delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder. Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has knowledge thereof as set forth in Section 7.2(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. Section 7.6. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and for all services rendered by it hereunder as agreed upon in writing; including but not limited to acting as Registrar or Paying Agent. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee, as applicable, promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuer shall pay to the 97 Trustee such additional reasonable remuneration for such duties, which shall be agreed between the Issuer and the Trustee, to the extent reasonably practicable. Each of the Issuer and any Guarantors, jointly and severally, shall indemnify, defend, protect and hold harmless the Trustee (in its individual and trustee capacities or in its capacity as Registrar or Paying Agent) and its officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities, actions, suits, costs or expenses incurred by it (including, without limitation, the fees and expenses of its agents and counsel and court costs) arising out of or in connection with the acceptance or administration of its duties under this Indenture and trusts thereunder, the performance of its obligations and/or exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense shall be caused by its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel for the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligations of the Issuer and any Guarantors under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes or the resignation or removal of the Trustee. To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 7.7. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.7. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer not less than 30 days prior to the effective date of such resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes 98 may remove the Trustee upon 30 days’ prior notice by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if: (a) the Trustee fails to comply with Section 7.9; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Issuer. If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee. If the Trustee, after written request by any Holder who has been a bona fide holder of a Note for at least six months, fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall deliver a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to such Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s and the Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee. Section 7.8. Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable. Section 7.9. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is organized and doing business under the laws of the England and Wales or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as an entity which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum. 99 ARTICLE VIII DEFEASANCE; DISCHARGE OF THIS INDENTURE Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, by delivery of an Officer’s Certificate, at any time, elect to have either Section 8.2 or Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII. Section 8.2. Legal Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and any Guarantors shall be deemed to have paid and discharged the entire Obligations represented by the Notes and any Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Notes, Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute instruments reasonably requested by the Issuer acknowledging the same), and this Indenture shall cease to be of further effect as to all such Notes and Guarantees, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest and premium, if any, on such Notes when such payments are due from the funds referred to in Section 8.4(b); (b) the Issuer’s obligations with respect to such Notes under Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 2.7 and Section 4.2; (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Agents, including without limitation, under Section 7.2, Section 7.6, Section 8.5 and Section 8.7 and the obligations of the Issuer and any Guarantors in connection therewith; and (d) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3. Section 8.3. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 above of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 below, be released from its obligations under Section 4.3, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.16, Section 4.17, Section 4.18, and Section 5.1(a)(3) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply

100 shall not constitute a Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. Section 8.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes: (a) the Issuer must irrevocably deposit with the Trustee, solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered and addressed to the Trustee, to pay the principal of and premium and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that: (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), (e) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound, (f) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors 101 or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and (g) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (a) through (f) of this Section 8.4 have been complied with. If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred. Section 8.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. dollar and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Deposit Trustee”) pursuant to Section 8.4 or Section 8.8 in respect of the outstanding Notes shall be held for the benefit of the Holders, shall not be invested, and shall be applied by the Deposit Trustee in accordance with the provisions of such Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Deposit Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Issuer shall pay and indemnify the Deposit Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 or Section 8.8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Anything in this Article VIII to the contrary notwithstanding, the Deposit Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any U.S. dollars or non-callable U.S. Government Obligations held by it as provided in Section 8.4 or Section 8.8 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Deposit Trustee (which may be the opinion delivered under Section 8.4(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, as the case may be. Section 8.6. Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall 102 thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense and the request of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. Section 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, Section 8.3 or Section 8.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. Section 8.8. Discharge. This Indenture will be discharged and will cease to be of further effect (except as to rights, protections and immunities of the Trustee and the Agents) as to all outstanding Notes when either: (a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust), have been delivered to the Trustee or Registrar for cancellation; or (b) (1) all Notes not delivered to the Trustee or Registrar for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to Section 3.7 and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest (which in the case of a deposit of U.S. Government Obligations will be in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee) to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest, if any) on the Notes not theretofore delivered to the Trustee or Registrar for cancellation (provided that if such redemption is made as provided under Section 3.7(a), (x) the amount of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money on the redemption date as necessary to pay the Applicable Premium as determined 103 by such date) (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of this Indenture and that any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption; (2) the Issuer has paid all other sums payable by it under this Indenture; and (3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be. After the Notes are no longer outstanding, the Issuer’s and the Guarantors’ obligations in Section 7.6, Section 8.5 and Section 8.7 shall survive any discharge pursuant to this Section 8.8. After such delivery or irrevocable deposit and receipt of an Officer’s Certificate and Opinion of Counsel stating that the conditions precedent to the discharge have been satisfied, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above. ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER Section 9.1. Without Consent of Holders of the Notes. Notwithstanding Section 9.2, without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantees or the Notes issued hereunder for any of the following purposes: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such Notes are in registered form within the meaning of Section 163(f) of the Code); (c) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or sale, lease, transfer, conveyance or other disposition or assignment in accordance with Section 5.1; (d) to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of this Indenture (to the extent in accordance with this Indenture); (e) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder, including to comply with

104 requirements of the SEC or DTC in order to maintain the transferability of the notes pursuant to Rule 144A under the Securities Act or Regulation S under the Securities Act; (f) to secure the Notes or any Guarantees or any other obligation under this Indenture or effect the release of any collateral in respect thereof (to the extent in accordance with the provisions of this Indenture); (g) to evidence and provide for the acceptance of appointment by a successor Trustee; (h) to conform the text of this Indenture or the Notes to any provision of the “Description of notes” contained in the Offering Memorandum, to the extent that such provision in the “Description of notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, the Guarantees or the Notes, as evidenced by an Officer’s Certificate of the Issuer; (i) to provide for the issuance of Additional Notes in accordance with this Indenture; (j) at the Issuer’s election to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (k) to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; or (l) add covenants of the Issuer and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders under this Indenture of any Holder or to surrender any right or power conferred upon the Issuer or any Guarantor. Section 9.2. With Consent of Holders of Notes. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantees or, subject to Section 6.7, waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby (with respect to any Notes held by a non-consenting Holder): (a) reduce, or change the maturity of, the principal of any Note; (b) reduce the rate of or extend the time for payment of interest on any Note; (c) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to Section 4.10 and Section 4.14) shall not be deemed a redemption of the Notes; 105 (d) make any Note payable in money or currency other than that stated in the Notes; (e) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes; (f) waive a default in the payment of principal of or premium or interest, if any, on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration); (g) modify the contractual rights of Holders to receive payments of principal of or interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture; or (i) make any change in these amendment and waiver provisions. The consent of the Holders of the Notes is not necessary under this Section 9.2 to approve the particular form of any proposed amendment or waiver. It shall be sufficient if such consent approves the substance of the proposed amendment or waiver. Section 9.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder. The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. Section 9.4. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, in accordance with Section 2.2, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. Section 9.5. Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.1) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is 106 authorized or permitted by this Indenture and that all conditions precedent thereto have been met or waived. Section 9.6. Notice to Holders. After an amendment under this Indenture becomes effective, the Issuer shall deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment. ARTICLE X GUARANTEES Section 10.1. Guarantees. (a) Each Guarantor hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, that: (i) the principal of and premium, if any, and interest, if any, on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other Obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection. (b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. (c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Guarantee. Each of the Guarantors hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce each such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to 107 enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders and any other amounts due and owing to the Trustee under this Indenture. Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee in enforcing any rights under this Section 10.1. (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph 10.1(d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph 10.1(d) shall survive the termination of this Indenture. (e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor. (f) Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP. Section 10.2. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 10.1, each Guarantor agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit B shall be executed on behalf of such Guarantor by an Officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. In case the Officer, board member or director of such Guarantor whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors. Section 10.3. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

108 Section 10.4. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee (other than a company that is a direct or indirect parent of the Issuer) shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law. Section 10.5. Releases. A Guarantor shall be automatically released of any Obligations under its Guarantee and this Indenture upon: (a) any sale or other disposition of all or substantially all of the assets of such Guarantor (by merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.10 of this Indenture; (b) any sale, exchange or transfer (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate Section 4.10 of this Indenture; (c) the proper Designation of such Restricted Subsidiary by the Issuer as an Unrestricted Subsidiary in accordance with the terms of this Indenture; (d) such Guarantor ceasing to guarantee or be liable for Indebtedness the guarantee or incurrence of which would obligate it, if it were not a Guarantor, to become a Guarantor pursuant to Section 4.16; (e) legal or covenant defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.2, Section 8.3 or Section 8.8; or (f) dissolution of such Guarantor; provided no Event of Default has occurred that is continuing. Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions to release of a Guarantor’s Guarantee set forth above have been satisfied, the Trustee shall execute any documents reasonably requested by the Issuer to evidence such release. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X. 109 Section 10.6. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits. ARTICLE XI MISCELLANEOUS Section 11.1. Concerning the Trust Indenture Act. The TIA shall not be applicable to, and shall not govern, this Indenture, the Notes or the Guarantees. Section 11.2. Notices. Any notice, request, direction, instruction or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the addresses set forth below: If to the Issuer or any Guarantor: Golar LNG Limited 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ United Kingdom Attn: Chief Financial Officer If to the Trustee: Citibank, N.A., London Branch Citigroup Centre Canada Square London E14 5LB United Kingdom Email: emea.at.debt@citi.com Attn: Agency & Trust, Trustee If to the Paying Agent or Registrar, to: Citibank, N.A., London Branch Citigroup Centre Canada Square London E14 5LB United Kingdom In the case of the Paying Agent: Email: ppapayments@citi.com; issueroperationscsu@citi.com 110 Attention: Agency and Trust, PPA In the case of the Registrar: Email: register@citi.com; dtc.transfers@citi.com Attention: Agency and Trust, Registrar The parties hereto, by written notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders and the Trustee) shall be in writing and shall be made by email or first-class mail, postage prepaid, or by hand delivery to the Holder at the Holder’s address as it appears on the registration books of the Registrar, with a copy to the Trustee. Notices given by first-class mail, postage prepaid, will be deemed given seven calendar days after mailing. Notices given by publication will be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directors, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directors, reports notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liability, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions directors, reports, notices or other communications or information. Each other party, agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or indemnifications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risks of interception and misuse by third parties. For so long as any Notes are represented by Global Notes, notices from, or on behalf of, the Issuer to the Holders will be given by delivery of the relevant written notice to DTC for communication to the Holders, in accordance with the procedures of such clearing system. If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by a Responsible Officer of the Trustee. 111 If the Issuer delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time. Section 11.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee upon request: (a) an Officer’s Certificate (which shall include the statements set forth in Section 11.4) in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.4) in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee to execute any supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, adding a Guarantor under this Indenture. Section 11.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition precedent or covenant provided for in this Indenture shall include: (a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition precedent; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition precedent has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition precedent or covenant has been satisfied. Section 11.5. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions. Section 11.6. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder, partner or member of the Issuer or any Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or this Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

112 Section 11.7. Governing Law; Consent to Jurisdiction. THIS INDENTURE, THE NOTES AND THE GUARANTEES (IF ANY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer hereby appoints Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by the Trustee, the directors, officers, employees, affiliates and agents of the Trustee, or by any person who controls the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or any Guarantor, as applicable. Section 11.8. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 11.9. Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its respective successors and assigns. Section 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 11.11. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes, except with respect to authentication of Notes by the Trustee. Except with respect to authentication of Notes by the Trustee, signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually 113 executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Section 11.12. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof. Section 11.13. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (or, with respect to Global Notes, otherwise in accordance with the rules and procedures of the Depositary); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 11.13. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient in its sole discretion. (c) The ownership of Notes shall be proved by the register maintained by the Registrar hereunder. (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note. (e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a board resolution of the Issuer’s Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, 114 consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. Section 11.14. Force Majeure. In no event shall the Trustee or Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, fire, riots, strikes, or work stoppages for any reason, embargoes, governmental actions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances. Section 11.15. Legal Holidays. If any payment date with respect to the Notes falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment. Section 11.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act. Section 11.17. Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY. [Signatures on following page] Signature Page Indenture Dated as of October 2, 2025. ISSUER Golar LNG Limited By: /s/ Mi Hong Yoon Name: Mi Hong Yoon Title: Director and Corporate Secretary CITIBANK, N.A., London Branch as Trustee, Registrar and Paying Agent By: /s/ David Rowlandson Name: David Rowlandson Title: Vice President

A-1 EXHIBIT A FORM OF NOTE [Global Note Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE. [Restricted Notes Legend] THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN A-2 THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO PURCHASE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY OTHER GOVERNMENTAL PLAN, CHURCH PLAN, U.S. OR NON-U.S. PLAN, OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS. [Regulation S Legend] THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN A-3 BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO PURCHASE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY OTHER GOVERNMENTAL PLAN, CHURCH PLAN, U.S. OR NON-U.S. PLAN, OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR A-4 REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

A-5 7.500% Senior Notes due 2030 No. $__________ CUSIP NO. ISIN Common Code Golar LNG Limited (including any successor thereto) promises to pay to [Cede & Co.] 1 or registered assigns, the principal sum of $[  ] (_______________ UNITED STATES DOLLARS) [(as may be increased or decreased as set forth on the Schedule of Increases and Decreases of 7.500% Senior Notes due 2030 attached hereto)] 2 on October 2, 2030. Interest Payment Dates: October 2 and April 2, beginning April 2, 2026 Record Dates: September 16 and March 16 (whether or not a Business Day). Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose. 1 For Global Notes only. 2 For Global Notes only. A-6 GOLAR LNG LIMITED By: Name: Title: This is one of the Notes referred to in the within-mentioned Indenture: Dated: CITIBANK, N.A., London Branch as Trustee By: Authorized Signatory A-7 (Reverse of 7.500% Senior Note) 7.500% Senior Notes due 2030 Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) Interest. Golar LNG Limited, a Bermuda exempted company, and any successor thereto (the “Issuer”) promises to pay interest on the unpaid principal amount of this 7.500% Senior Note due 2030 (a “Note”) at a fixed rate of 7.500% per annum. The Issuer will pay interest in U.S. dollars semiannually in arrears on October 2 and April 2, commencing [April 2, 2026]3 (each an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. (2) Method of Payment. The Issuer shall pay interest on the Notes on the applicable Interest Payment Date to the Persons who are registered Holders at the close of business on the September 16 and March 16 preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder of at least $5,000,000 aggregate principal amount of the Notes in physical, certificated form has given written wire transfer instructions to the Trustee at least ten Business Days prior to the applicable Interest Payment Date, the Issuer will make all payments of principal, premium, and interest, if any, on such Holder’s Notes by wire transfer of immediately available funds to the account in the United States specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Trustee or Paying Agent unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Trustee or the Trustee’s agent appointed for such 3 With respect to the Initial Notes. A-8 purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depositary. (3) Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder, and the Issuer and/or any Restricted Subsidiaries may act as Paying Agent or Registrar. (4) Indenture. The Issuer issued the Notes under an Indenture, dated as of October 2, 2025 (the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Initial Notes issued on the Issue Date were initially issued in an aggregate principal amount of $500,000,000. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions. The payment of principal and interest on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors. (5) Redemption and Repurchase. The Notes are subject to optional redemption, a Tax Redemption, a Net Proceeds Offer, and Event of Loss Offer and a Change of Control Offer, each as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to Notes. (6) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar, the Trustee and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any stamp or transfer tax or similar government charge required by law or permitted by the Indenture in accordance with Section 2.6(g)(2) of the Indenture. The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. (7) Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes. (8) Amendment, Supplement and Waiver. The Indenture, the Notes and the Guarantees may be amended or supplemented, and compliance with provisions thereof may be waived, in each case as provided in the Indenture.

A-9 (9) Defaults and Remedies. The remedies of Holders in the event of a Default are as set forth in the Indenture. (10) No Recourse Against Others. No director, officer, employee, incorporator or stockholder, partner or member of the Issuer or any Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees, to the extent permitted by applicable law. (11) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. (12) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). (13) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. A-10 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. Date: _________________ Your Signature: (Sign exactly as your name appears on the face of this Note) Signature guarantee: A-11 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10, Section 4.14 or Section 4.18 of the Indenture, check the box below: [ ] Section 4.10 [ ] Section 4.14 [ ] Section 4.18 If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10, Section 4.14 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $_____________ Date: _________________ Your Signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No.: Signature guarantee: A-12 [INCLUDE IN TRANSFER RESTRICTED NOTES] CERTIFICATE TO BE DELIVERED UPON EXCHANGE OF TRANSFER RESTRICTED NOTES Golar LNG Limited 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ United Kingdom Citibank, N.A., London Branch Citigroup Centre Canada Square London E14 5LB United Kingdom Attn: Agency & Trust Re: CUSIP NO. Reference is hereby made to that certain Indenture dated October 2, 2025 (the “Indenture”) among inter alios Golar LNG Limited (the “Issuer”) and Citibank, N.A., London Branch as trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings set forth in the Indenture. This certificate relates to $___________ principal amount of Notes held in (check applicable space) ___________ book-entry or ___________ definitive form by the undersigned. The undersigned ______________ (transferor) (check one box below): ☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; ☐ hereby requests the Registrar to exchange or register the transfer of a Note or Notes to ______________ (transferee). In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

A-13 CHECK ONE BOX BELOW: (1) ☐ to the Issuer or any of its subsidiaries; or (2) ☐ pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or (3) ☐ to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or (4) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or (5) ☐ to an institutional “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended, that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor; or (6) ☐ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended. Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof. Signature Signature Guarantee: (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program) TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. A-14 [NAME OF TRANSFEREE] NOTICE: To be executed by an executive officer, if an entity Dated: _________________ A-15 [INCLUDE IN NOTES BEARING THE REGULATION S LEGEND] CERTIFICATE TO BE DELIVERED UPON EXCHANGE OF NOTES BEARING THE REGULATION S LEGEND Golar LNG Limited 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ United Kingdom Citibank, N.A., London Branch Citigroup Centre Canada Square London E14 5LB United Kingdom Attn: Agency & Trust Re: CUSIP NO. Reference is hereby made to that certain Indenture dated October 2, 2025 (the “Indenture”) among inter alios Golar LNG Limited (the “Issuer”), and Citibank, N.A., London Branch as trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings set forth in the Indenture. This certificate relates to $___________ principal amount of Notes held in (check applicable space) ___________ book-entry or ___________ definitive form by the undersigned. The undersigned ______________ (transferor) (check one box below): ☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; ☐ hereby requests the Registrar to exchange or register a transfer of a Note or Notes to ______________ (transferee). In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Restricted Period (as defined in the Indenture), the undersigned confirms that such Notes are being transferred in accordance with its terms: A-16 CHECK ONE BOX BELOW: (1) ☐ to the Issuer or any of its subsidiaries; or (2) ☐ pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or (3) ☐ to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or (4) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or (5) ☐ to an institutional “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended, that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor; or (6) ☐ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended. Prior to the expiration of the Restricted Period, unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof. Signature Signature Guarantee: (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program) TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

A-17 [NAME OF TRANSFEREE] NOTICE: To be executed by an executive officer, if an entity Dated: _________________ A-18 [INCLUDE IN GLOBAL NOTES] SCHEDULE OF INCREASES AND DECREASES OF 7.500% SENIOR NOTES DUE 2030 The initial outstanding principal amount of this Global Note is $___________. The following transfers, exchanges and redemption of this Global Note have been made: Date of Transfer, Exchange or Redemption Amount of Decrease in Principal Amount of this Global Note Amount of Increase in Principal Amount of this Global Note Principal Amount of this Global Note Following Such Decrease (or Increase) Signature of Trustee or Note Custodian B-1 EXHIBIT B [FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY ACCEDING GUARANTORS] This Supplemental Indenture and Guarantee, dated as of [  ], 20[  ] (this “Supplemental Indenture” or “Guarantee”), among [  ] (the “Acceding Guarantor”), Golar LNG Limited, a Delaware corporation (the “Issuer”) and Citibank, N.A., London Branch, as trustee under the Indenture (the “Trustee”). W I T N E S S E T H: WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture, dated as of October 2, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount 7.500% Senior Notes due 2030 of the Issuer (the “Notes”); WHEREAS, Section 4.16 of the Indenture provides that the Issuer will cause any Restricted Subsidiary of the Issuer that is not an existing Guarantor that guarantees certain Indebtedness as described therein, to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture. WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder to add a Guarantor. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Acceding Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows: ARTICLE I Definitions SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. ARTICLE II Agreement to be Bound; Guarantee SECTION 2.1 Agreement to be Bound. The Acceding Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, including Article X thereof. B-2 ARTICLE III Miscellaneous SECTION 3.1 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. SECTION 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the Acceding Guarantor’s Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Acceding Guarantor and the Trustee makes no representation with respect to any such matters. SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. SECTION 3.5 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. SECTION 3.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Acceding Guarantor. [Signatures on following page]

B-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. [ACCEDING GUARANTOR], as an Acceding Guarantor By: Name: Title: GOLAR LNG LIMITED, as Issuer By: Name: Title: [EXISTING GUARANTORS, as an Existing Guarantor By: Name: Title: ] CITIBANK, N.A., London Branch as Trustee By: Name: Title: C-1 EXHIBIT C [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A] Golar LNG Limited 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ United Kingdom Citibank, N.A., London Branch Citigroup Centre Canada Square London E14 5LB United Kingdom Attn: Agency & Trust Re: Golar LNG Limited (the “Issuer”) 7.500% Senior Notes due 2030 (the “Notes”) Ladies and Gentlemen: In connection with our proposed sale of $[  ] aggregate principal amount at maturity of the Notes (CUSIP No. 38046Y AE1), we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States. The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [NAME OF TRANSFEROR] By: Name: Title: Authorized Signature D-1 EXHIBIT D [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S] Golar LNG Limited 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ United Kingdom Citibank, N.A., London Branch Citigroup Centre Canada Square London E14 5LB United Kingdom Attn: Agency & Trust Re: Golar LNG Limited (the “Issuer”) 7.500% Senior Notes due 2030 (the “Notes”) Ladies and Gentlemen: In connection with our proposed sale of $[  ] aggregate principal amount of the Notes (CUSIP No. [●]), we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that: (1) the offer of the Notes was not made to a person in the United States; (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States; (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be. The Issuer and you are entitled to rely upon this certificate and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal D-2 proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S. Very truly yours, [NAME OF TRANSFEROR] By: Name: Title: Authorized Signature